SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Bluefly, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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                  computed pursuant to Exchange Act Rule 0-11 (set forth the
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                               NEW YORK, NY 10018

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Bluefly, Inc. (the "Company"), which will be held on May 17, 2007 at 9:30 a.m., local time, at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

         The matters scheduled to be considered at the meeting are (1) the election of directors, (2) the approval of amendments to our 2005 Stock Incentive Plan to increase the number of shares authorized for grant under the plan and the maximum number of shares underlying stock-based awards that may be granted to a participant in a fiscal year, and replace the formula grant of stock options to non-employee directors currently provided for under the Plan with a formula grant of restricted stock, (3) the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock and (4) the approval of an amendment to our amended and restated certificate of incorporation to effect a Reverse Stock Split of our outstanding common stock within a range of ratios at anytime prior to the date of our 2008 annual meeting of stockholders, with the Board of Directors having the sole discretion to determine whether or not to effect such Reverse Stock Split and, if so, at what ratio within the approved range.

         The Board of Directors recommends a vote FOR all the proposals being presented at the meeting as being in the best interest of the Company and its stockholders. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

         Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

         If you would like additional copies of the proxy material, or if you would like to ask questions about the proposals, you should contact our Investor Relations Department by telephone at (212) 944-8000.

                                                   Sincerely,

                                                   /s/ David Wassong
                                                   -----------------------------
                                                   DAVID WASSONG
                                                   Interim Chairman of the Board

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2007

                                   ----------

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bluefly, Inc. (the "Company") will be held at 9:30 a.m., local time, on May 17, 2007 at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York, for the following purposes:

    1. To elect nine directors of the Company to hold office until the next annual meeting of stockholders.

    2. To approve amendments to the Bluefly, Inc. 2005 Stock Incentive Plan (the "Plan"), which would (a) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 5,000,000 shares; (b) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan to a participant in a fiscal year from 2,000,000 to 5,000,000; and (c) replace the formula grant of stock options to non-employee directors currently provided for under the Plan with a formula grant of restricted stock.

    3. To approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation"), which would increase the number of shares of common stock, par value $0.01 per share ("Common Stock"), the Company is authorized to issue from 152,000,000 to 200,000,000;

    4. To approve an amendment to the Certificate of Incorporation to effect a Reverse Stock Split (the "Reverse Stock Split") of our outstanding common stock at any ratio from 2:1 to 15:1 (the "Approved Range") at anytime prior to the date of our 2008 annual meeting of stockholders, with the Board of Directors having the sole discretion to determine whether or not to effect the Reverse Stock Split and, if so, at what ratio within the Approved Range.

    5. To transact such other business as may properly come before the meeting.

         Only holders of record of the Company's Common Stock and the Company's Series F Convertible Preferred Stock at the close of business on April 6, 2007 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

         WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors,

                                             /s/ David Wassong
                                             -----------------------------------
                                             DAVID WASSONG
                                             Interim Chairman of the Board

April 17, 2007

                                  BLUEFLY, INC.
                               42 WEST 39TH STREET
                            NEW YORK, NEW YORK 10018

                                   ----------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Bluefly, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held at 9:30 a.m., local time, on May 17, 2007 at the Company's offices at 42 West 39th Street, 9th Floor, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

         1. To elect nine directors of the Company to hold office until the next annual meeting of stockholders.

         2. To approve amendments (the "Plan Amendments") to the Bluefly, Inc. 2005 Stock Incentive Plan (the "Plan"), which would (a) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 5,000,000 shares; (b) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan to a participant in a fiscal year from 2,000,000 to 5,000,000; and (c) replace the formula grant of stock options to non-employee directors currently provided for under the Plan with a formula grant of restricted stock.

         3. To approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation"), which would increase the number of shares of common stock, par value $0.01 per share ("Common Stock"), the Company is authorized to issue from 152,000,000 to 200,000,000 (the "Increase in Authorized Capital");

         4. To approve an amendment to the Certificate of Incorporation to effect a Reverse Stock Split (the "Reverse Stock Split") of our outstanding common stock at any ratio from 2:1 to 15:1 (the "Approved Range") at anytime prior to the date of our 2008 annual meeting of stockholders, with the Board of Directors having the sole discretion to determine whether or not to effect the Reverse Stock Split and, if so, at what ratio within the Approved Range (the "Reverse Stock Split Authorization").

         5. To transact such other business as may properly come before the meeting.

         If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") and shares of the Company's Series F Preferred Stock, par value $.01 per share (the "Series F Preferred Stock," and, together with the Common Stock, the "Voting Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the approval of the Plan Amendments; (iii) for the approval of the Increase in Authorized Capital; (iv) for the approval of the Reverse Stock Split Authorization; and (v) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Secretary of the Company, or by the vote of such stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and accompanying form of proxy is April 17, 2007.

                                     VOTING

         Holders of record Voting Stock as of the close of business on April 6, 2007 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the stockholders at the meeting. Each share of Series F Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such share is convertible as of the Record Date. As of the Record Date each share of Series F Preferred Stock was convertible into approximately 1,219.51 shares of Common Stock and, therefore, entitles the holder thereof to 1,220 votes on all matters to come before the meeting. None of the Voting Stock is entitled to cumulative voting.

         Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. As of the Record Date, there were 130,858,257 shares of Common Stock outstanding, each entitled to one vote and 571 shares of Series F Preferred Stock, each entitled to 1,220 votes. The total number of votes entitled to be cast at the meeting is, therefore, 131,555,123. Abstentions and so-called "broker non-votes" (instances in which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         The favorable vote of a majority of the votes cast by holders of shares of Voting Stock, present in person or represented by proxy at the meeting, voting together as a class, is necessary to approve the Plan Amendments, the Increase in Authorized Capital and the Reverse Stock Split Authorization. The favorable vote of a plurality of the votes cast by holders of shares of Voting Stock, present in person or represented by proxy at the meeting, voting together as a class, is necessary to elect the nominees for the directors of the Company. Abstentions and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, any of the matters. The Board of Directors recommends a vote FOR each of the proposals set forth above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Nine directors are to be elected at the meeting to serve until the next annual meeting of stockholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

                   NOMINEES FOR DIRECTOR; PREFERRED DESIGNEES

                                                   DIRECTOR OF THE
               NAME OF DIRECTOR              AGE    COMPANY SINCE
               --------------------------   ----   ---------------
               Barry Erdos                   63    2005 to present
               Michael Gross                 31    2006 to present
               Ann Jackson                   55    2005 to present
               Martin Miller                 77    1991 to present
               Neal Moszkowski               41    1999 to present
               Christopher G. McCann         46    2005 to present
               Melissa Payner                48    2003 to present
               Alex Rafal                    32    2006 to present
               David Wassong                 36    2001 to present

Barry Erdos has served as a director since February 2005. From April 2004 to January 2007, Mr. Erdos was President and Chief Operating Officer of Build a Bear Workshop, Inc., a specialty retailer of plush animals and related products. Mr. Erdos was a Director of Build a Bear Workshop, Inc. from July 2005 until January 2007. Mr. Erdos was the Chief Operating Officer and a director of Ann Taylor Stores Corporation and Ann Taylor Inc., a women's apparel retailer, from November 2001 to April 2004. He was Executive Vice President, Chief Financial Officer and Treasurer of Ann Taylor Stores Corporation and Ann Taylor Inc. from 1999 to 2001. Prior to that, he was Chief Operating Officer of J. Crew Group, Inc., a specialty retailer of apparel, shoes and accessories, from 1998 to 1999.

Michael Gross has served as a director since July 2006. Mr. Gross is a partner at Prentice Capital Management, LP ("Prentice"), a private investment firm. Prior to joining Prentice, Mr. Gross worked at S.A.C. Capital Advisors, LLC as an analyst covering consumer companies from June 2001 to April 2005. From 1999 to 2001, Mr. Gross worked in equity research for Lehman Brothers Inc. and Salomon Smith Barney covering consumer Internet companies. During his time at Salomon Smith Barney, Mr. Gross worked on a collaborative Internet retailing report with McKinsey & Company. Mr. Gross began his career upon his graduation from Cornell University with Granite Partners, L.P., a real estate advisory firm. Mr. Gross is also a Director of Asceudia Brands, Inc., a health and beauty products company.

Ann Jackson has served as a director since August 2005. Since February 2007, Ms. Jackson has served as the EVP, Global Director of Business Development of Sotheby's. From 2005 to 2007, Ms. Jackson was the Chief Executive Officer of WRC Media, Inc. From 2003 to 2005 Ms. Jackson was a partner at private equity fund Ripplewood Holdings. From 1980 to 2003, Ms. Jackson worked in various departments and publications at Time, Inc. From 2002 to 2003, she served as Group President of InStyle, Real Simple, Parenting and Essence Magazines. She was the founding publisher of InStyle, which launched in 1994. During her tenure at Time, Inc., Ms. Jackson also held positions in corporate finance, direct mail for Time-Life Books Europe, served as business manager for Money Magazine and general manager for Sports Illustrated and People.

Martin Miller has served as a director since July 1991. Since July 1999, Mr. Miller has served as the President of The Terbell Group, Inc., a consulting company. From October 1997 to April 2003, Mr. Miller has been a partner in the Belvedere Fund, L.P., a fund of hedge funds.

Neal Moszkowski has served as a director since August 1999. Since April 2005, Mr. Moszkowski has served as co-Chief Executive Officer of TowerBrook Capital Partners L.P. ("TowerBrook"), a private equity investment company Prior to the formation of TowerBrook, Mr. Moszkowski was Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co., where he served as a Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski currently serves as a director of JetBlue Airways Corporation, WellCare Health Plans, Inc., Integra Life Sciences Holdings Corporation and Spheris, Inc.

Christopher G. McCann has served as a director since February 2005. Since September 2000, Mr. McCann has been the President of 1-800-flowers, a leading retailer of floral products and other gifts, and prior to that was that company's Senior Vice President. Mr. McCann has been a Director of 1-800-flowers since inception. Mr. McCann serves on the board of directors of Neoware, Inc., a provider of software, services and solutions to enable thin client appliance computing, and is a member of the Board of Trustees of the Marist College.

Melissa Payner, has served as the Company's President since September 2003 and became Chief Executive Officer in August 2004. From December 2000 to March 2003, Ms. Payner served as CEO and President of Spiegel Catalog. She was also a board member of The Spiegel Group, Inc. ("Spiegel") from December 2000 to March 2003. From 1997 to 2000, Ms. Payner was the Senior Vice President of Merchandising and Advertising of Spiegel. Spiegel filed a plan of reorganization under Chapter 11 of the Federal Bankruptcy code in March 2003. From 1995 to 1997, Ms. Payner was President and a board member of Chico FAS, Inc. Ms. Payner has also held senior executive positions with Guess?, Inc., Pastille (a Division of Neiman Marcus) and Henri Bendel.

Alex Rafal has served as a director since October 2006. Mr. Rafal is a Principal in the Consumer Group at Maverick Capital Ltd., ("Maverick"), where he has worked since 2001. Prior to Maverick he was a Managing Director at Tiger

Management  in  their  Consumer  Group.  Mr.  Rafal  is a  Member  of the  Tiger
Foundation Education Committee. He received his B.A. from the University of Michigan.

David Wassong has served as a director since February 2001 and became Interim Chairman of the Board in February 2007. Mr. Wassong is currently a managing director at Soros Fund Management LLC ("SFM") and previously was a partner of Soros Private Equity which he joined in June 1998. Prior to joining Soros Private Equity, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund.

                              CORPORATE GOVERNANCE

         The Board of Directors reviewed the independence of each of the Company's directors in February 2007 on the basis of the standards adopted by Nasdaq. In this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq rules. As a result of this review, the Board of Directors affirmatively determined that each of the Company's directors other than Ms. Payner are "independent directors" within the meaning of the Nasdaq rules.

         During the fiscal year ended December 31, 2006, the Board of Directors met, or acted by unanimous written consent, on 9 occasions. Each of the director attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he or she served during the 2006 fiscal year. The Company does not have a policy with regard to the attendance by directors at the Company's annual meeting of stockholders. Ms. Payner and Alan Kane (the former Chairman of the Board) attended last year's annual meeting of stockholders.

         The Board of Directors has established an Audit Committee ("Audit Committee") in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is comprised of Barry Erdos, Alan Kane, Chris McCann and Martin Miller. Mr. Erdos acts as Chairman of the Audit Committee. The Audit Committee is responsible for the appointment of the Company's outside accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which is filed as Annex A to this Proxy Statement. The Board has determined that Mr. Erdos is an "audit committee financial expert" within the meaning of the Securities and Exchange Commission's rules and that each member of the Audit Committee is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A promulgated under the Exchange Act. During the fiscal year ended December 31, 2006, the Audit Committee, met, or acted by unanimous written consent, on 4 occasions. The information contained in this paragraph (other than the first sentence hereof) shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee has three members, consisting of Neal Moszkowski, Michael Gross and Alex Rafal, and met, or acted by unanimous written consent, on 10 occasions in fiscal 2006. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the Nasdaq rules. The Compensation Committee does not have a written charter.

The Compensation Committee's responsibilities, include, among other duties, the responsibility to:

    o   establish  the  base  salary,   incentive  compensation  and  any  other
compensation for the officers of the Company;

    o monitor the Company's management incentive and stock based compensation plans, retirement and welfare plans and discharge the duties imposed on the Committee by the terms of those plans; and

    o   perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman. The Compensation Committee reports directly to the Board. The Compensation Committee has the authority to engage and from time to time has engaged independent consultants to advise on particular aspects of compensation.

The Compensation Committee has authority to retain, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

         The Board of Directors also established a Nominating and Governance Committee ("Nominating Committee"), consisting of Barry Erdos and David Wassong. The purposes of the Nominating Committee are to assist the Board of Directors by identifying individuals qualified to become directors, and setting criteria for, and evaluating, candidates for director nominees, and to recommend to the Board of Directors the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies; recommend to the Board of Directors nominees for each committee of the Board; advise the Board of Directors about appropriate composition of the Board and its committees; advise the Board of Directors about and recommend to the Board of Directors appropriate corporate governance practices and to assist the Board of Directors in implementing those practices; lead the Board of Directors in its annual review of the performance of the Board and its committees; and perform such other functions as the Board of Directors may assign to it from time to time. The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which was included as Annex B to the proxy statement for the Company's 2004 annual meeting. The Nominating Committee had one formal meeting during 2006, although it also met on a less formal basis a number of times throughout the year.

         The Nominating Committee will consider many factors when evaluating candidates for the nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Important factors that will be considered as part of the Nominating Committee's evaluation include (without limitation) diversity, skill, specialized expertise, experience, business acumen, understanding of strategy and policy-setting. Depending upon the Company's then-current needs, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the Nominating Committee will consider the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

         The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director. Recommendations should be submitted to the Secretary of the Company. Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who wish to nominate a person for election to the Board of Directors themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board of Directors, must comply with applicable law.

         Communication by stockholders may be made to any or all of the members of the Board of Directors by writing directly to them c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.

         The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a "code of ethics" as defined in Item 406 of Regulation S-K, and maintains procedures for the confidential, anonymous submission by employees of complaints regarding the Company's accounting, internal accounting controls, auditing matters and other issues. A copy of the Company's code of ethics is available on the Company's Web site at www.bluefly.com. Any amendment to or waiver of a provision of the code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the code specified in the rules of the Securities and Exchange Commission will be posted on the Web site.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption "Executive Compensation - Compensation Discussion and Analysis" with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                                                COMPENSATION COMMITTEE


                                                MICHAEL GROSS
                                                NEAL MOSZKOWSKI
                                                ALEX RAFAL

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee met and held discussions with management and PricewaterhouseCoopers LLP ("PwC"). The Audit Committee reviewed and discussed the audited financial statements for fiscal 2006 with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

         The Company's independent registered public accounting firm also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

         Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the Company's audited financial statements for fiscal 2006 be included in the Company's Annual Report on Form 10-K for fiscal 2006 filed with the Securities and Exchange Commission.

                                                AUDIT COMMITTEE


                                                BARRY ERDOS
                                                CHRISTOPHER G. MCCANN
                                                MARTIN MILLER

                                 SHARE OWNERSHIP

COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, (as defined under the caption "Executive Compensation" below) and (iv) all directors and Named Executive Officers as a group.

                                                         NUMBER OF SHARES
NAME (1)                                                BENEFICIALLY OWNED         PERCENTAGE (2)
-----------------------------------------------------   ------------------         --------------
Patrick C. Barry                                                 1,423,574(3)                 1.1%
Barry Erdos                                                         54,375(4)                   *
Michael Gross                                                        7,500(5)                   *
Ann Jackson                                                         27,500(6)                   *
Martin Keane                                                       351,915(7)                   *
Bradford Matson                                                     99,084(8)                   *
Martin Miller                                                       51,167(9)(10)               *
Neal Moszkowski (11)                                                43,750(12)                  *
Christopher G. McCann                                               42,500(13)                  *
Melissa Payner                                                     821,956(14)                  *
Alex Rafal                                                           7,500(15)                  *
David Wassong (16)                                                  50,000(17)                  *
SFM Domestic Investments LLC                                     1,604,097(18)                1.2%
Quantum Industrial Partners LDC                                 49,009,444(19)(20)           37.3%
George Soros                                                    50,613,541(21)               38.6%
Prentice Capital Offshore, Ltd. (22)                             9,051,470(23)                6.9%
S.A.C. Capital Associates, LLC (22)                             11,438,618(24)                8.7%
Prentice Capital Management, LP (22)                            30,386,297(25)               23.2%
Michael Zimmerman (22)                                          30,386,297(25)               23.2%
Maverick Fund, L.D.C. (26)                                      13,134,660                   10.0%
Maverick Fund II, Ltd. (26)                                     11,461,589                    8.8%
Maverick Fund USA, Ltd. (26)                                     5,790,048                    4.4%
All directors and Named Executive Officers as a group
 (12 persons)                                                    3,063,875(27)                2.3%

----------
*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Includes (i) 1,148,609 shares of Common Stock issuable upon exercise of options granted under the Company's 1997, 2000 and 2005 Stock Option Plan (collectively the "Plans"), and (ii) 269,965 shares underlying restricted stock awards. Excludes 1,252,838 shares underlying deferred stock units, which are vested or will vest within 60 days of the Record Date, but are not deliverable within such time. Certain of such deferred stock units are subject to shareholder approval of the Plan Amendments.
(4) Includes 45,000 shares of Common Stock issuable upon exercise of options and 9,375 shares of Restricted Stock granted under the Plans.
(5)  Includes 7,500 shares of Restricted Stock granted under the Plans.
(6) Includes 10,000 shares of Common Stock issuable upon exercise of options and 17,500 shares of Restricted Stock granted under the Plans.
(7) Includes 327,082 shares of Common Stock issuable upon exercise of options and 24,833 shares of Restricted Stock granted under the Plans. Excludes 92,661 shares underlying deferred stock units, which are vested or will vest within 60 days of the Record Date, but are not deliverable within such time.
(8) Includes 47,222 shares of Common Stock issuable upon exercise of options and 51,862 shares of Restricted Stock granted under the Plans. Excludes 133,713 shares underlying deferred stock units, which are vested or will vest within 60 days of the Record Date, but are not deliverable within such time.
(9) Includes 3,000 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(10) Includes 31,250 shares of Common Stock issuable upon exercise of options and 16,917 shares of Restricted Stock granted under the Plans.
(11) Mr. Moszkowski's address is c/o, TowerBrook Capital Partners, L.P., 430 Park Avenue New York, New York, 10022.
(12) Includes 31,250 shares of Common Stock issuable upon exercise of options and 12,500 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.
(13) Includes 35,000 shares of Common Stock issuable upon exercise of options and 7,500 shares of Restricted Stock granted under the Plans.
(14) Includes (i) 230,700 shares of Common Stock issuable upon exercise of options granted under the Plans and (ii) 591,256 shares underlying restricted stock awards. Excludes 1,315,620 shares underlying deferred stock units, which are vested or will vest within 60 days of the Record Date, but are not deliverable within such time. Certain of such deferred stock units are subject to shareholder approval of the Plan Amendments.
(15) Includes 7,500 shares of Restricted Stock granted under the Plans.
(16) Mr. Wassong's address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 33rd floor, New York, New York 10106. Mr. Wassong disclaims beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFMDI and QIP (as defined in notes (18) and (19) below) and none of such shares are included in the table above as being beneficially owned by him.
(17) Includes 35,000 shares of Common Stock issuable upon exercise of options and 15,000 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.
(18) Represents 1,590,741 shares of Common Stock and 13,356 shares of Common Stock issuable upon exercise of warrants (collectively, the "SFMDI Shares") held in the name of SFM Domestic Investments LLC ("SFMDI"). SFMDI is a Delaware limited liability company. George Soros ("Mr. Soros") may also be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(19) Represents 48,601,156 shares of Common Stock and 408,288 shares of Common Stock issuable upon exercise of warrants (collectively, the "QIP Shares") held in the name of Quantum Industrial Partners LDC ("QIP"). The number of shares beneficially owned by QIP and Mr. Soros does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP. See notes (12) and (17).
(20) QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIH Management Investor, L.P. ("QIHMI"), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company ("QIH Management"). Soros Fund Management LLC, a Delaware limited liability company ("SFM"), is the sole managing member of QIH Management Mr. Soros may be deemed to have shared voting power and sole investment power with respect to the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.

(21) See (18) and (19) above. The number of shares beneficially owned by QIP and Mr. Soros does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP. See notes (12) and (17).
(22) The address of each of S.A.C. Capital Associates, LLC, Prentice Capital Offshore, Ltd., Prentice Capital Management, LP and Michael Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.
(23) Prentice Capital Management, LP has investment and voting power with respect to the securities held by Prentice Capital Offshore, Ltd. Mr. Michael Zimmerman is the member of the general partner of Prentice Capital management, LP. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities.
(24) Pursuant to an investment management agreement among S.A.C. Capital Advisors, LLC, Prentice Capital management, LP and Mr. Zimmerman, Prentice Capital Management, LP manages an investment account that contains certain securities, including those referenced herein, held by S.A.C. Capital Associates, LLC (the "Managed Account"). The securities in the Managed Account are held in the name of S.A.C. Capital Associates, LLC. Prentice Capital Management, LP has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the securities in the Managed Account, including the securities referenced herein. Each of S.A.C. Capital Advisors, LLC, S.A.C. Capital management, LLC (investment managers to S.A.C. Capital Associates, LLC), S.A.C Capital Associates, LLC and Mr. Steven A. Cohen, who controls each of S.A.C.
     Capital Advisors, LLC and S.A.C. Capital Management, LLC, disclaim beneficial ownership of any of the securities held in the Managed Account, and each disclaims group ownership with Prentice Capital Management, LP as to the securities held in the Managed Account and as to any other securities that are beneficially owned by Prentice Capital Management, LP or its affiliates. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any securities held in the Managed Account except to the extent of their pecuniary interest.
(25) Consists of: (a) 816,784 shares held by Prentice Capital Partners, LP; (b) 4,037,731 shares held by Prentice Capital Partners QP, LP; (c) 9,051,470 shares held by Prentice Capital Offshore, Ltd. (see note (21) above); (d) 11,438,618 shares held by S.A.C. Capital Associates, LLC (see note (22) above); (e) 2,003,065 shares held by GPC XLIII, LLC; and (f) 3,038,625 shares held by PEC I, LLC. Prentice Capital Management, LP and Mr. Zimmerman control the investing and trading in securities held by each of these entities. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities.
(26) Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares held by Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. through the investment discretion it exercises over these accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is a manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC's regulations. The address of Maverick Capital, Ltd. and Maverick Capital Management, LLC is 300 Crescent Court, 18th Floor, Dallas, TX 75201; and the address of each of Lee S. Ainslie III, Maverick Fund, L.D.C., Maverick Fund II, Ltd. and Maverick Fund USA, Ltd. is c/o Maverick Capital, Ltd., 300 Crescent Court, 18th Floor, Dallas, TX 75201.
(27) Includes 2,111,600 shares of Common Stock issuable upon exercise of options and Restricted Stock. Excludes 2,794,832 shares underlying deferred stock units, which are vested or will vest within 60 days of the Record Date, but are not deliverable within such time.

SERIES F PREFERRED STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Series F Preferred Stock of the Company as of the Record Date, for (i) each person who is known by the Company to own beneficially more than 5% of the Series F Preferred Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executive Officers, and (iv) all directors and Named Executive Officers as a group.

                                                         NUMBER OF SHARES
NAME (1)                                                BENEFICIALLY OWNED   PERCENTAGE (1)
-----------------------------------------------------   ------------------   --------------
Patrick C. Barry                                                         -                -
Barry Erdos                                                              -                -
Michael Gross                                                            -                -
Ann Jackson                                                              -                -
Martin Keane                                                             -                -
Bradford Matson                                                          -                -
Martin Miller                                                            -                -
Neal Moszkowski                                                          -                -
Christopher G. McCann                                                    -                -
Melissa Payner                                                           -                -
Alex Rafal                                                               -                -
David Wassong                                                            -                -
Portside Growth Opportunity Fund (2)                                   571              100%
All directors and executive officers as a group (13 persons)             -                -

----------
*Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Ramius Capital Group, LLC ("Ramius Capital") is the investment advisor of Portside Growth and Opportunity Fund ("Portside") and consequently has voting and investment power over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.

Name                      Age   Positions and Offices Presently Held
-----------------------   ---   -------------------------------------------
Melissa Payner             48   Chief Executive Officer and President

Patrick C. Barry           44   Chief Financial Officer and Chief Operating
                                Officer

Bradford Matson            49   Chief Marketing Officer

Martin Keane               42   Senior Vice President of E-Commerce

----------

         Following is information with respect to the Company's executive officers who are not also directors of the Company:

Patrick C. Barry served as an Executive Vice President of the Company from July 1998 to September 2000 and has been the Company's Chief Financial Officer since August 1998. In September 2000, Mr. Barry assumed the role of Chief Operating Officer and has served the Company in that capacity since such time. From June 1996 to July 1998, Mr. Barry served as the Chief Financial Officer and the Vice President of Operations of Audible, Inc., an Internet commerce and content provider. From March 1995 to June 1996, Mr. Barry was the Chief Financial Officer of Warner Music Enterprises, a direct marketing subsidiary of Time Warner, Inc. From July 1993 to March 1995, Mr. Barry served as Controller of Book-of-the-Month Club, a direct marketing subsidiary of Time Warner, Inc.

Bradford Matson has served as our Chief Marketing Officer since September 2005. Mr. Matson, was a marketing executive at Spiegel Catalog from 1981 to 2003, where he held various senior level positions, including Senior Vice President of Advertising and Brand Communications from 2001 to 2003, Vice President of
Advertising from 2000 to 2001 and Vice President of Advertising and Marketing for Portfolio SBUs from 1997 to 1999. From 2004 to 2005, Mr. Matson served as Director of Marketing and Communications for the Steppenwolf Theatre Co.

Martin Keane served as the Company's Vice President of Product Development and E-Commerce from January 1999 through September 2004 when he assumed the role of Senior Vice President of E-Commerce. From 1997 to 1999, Mr. Keane was the Design Director for Music Boulevard, an E-Commerce site owned by N2K, Inc. From 1990 to 1997, Mr. Keane served as Regional Manager for APCO Graphics, an architectural graphics company.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

         The Compensation Committee of the Company's Board of Directors is responsible for establishing and evaluating the Company's policies governing the compensation of its executive officers and the Named Executive Officers. The Compensation Committee's goal is to ensure that the total compensation paid to each of the Company's Named Executive Officers is fair, reasonable and competitive.

Compensation Objective

         The objectives of the Company's executive compensation programs are to:

    o    attract and retain talented and experienced management personnel;

    o motivate and reward members of management whose knowledge, skills, performance and business relationships are critical to the Company's success; and

    o align the interests of the Company's management and stockholders by motivating management to increase stockholder value and rewarding management when stockholder value increases.

         The  Company's   executive   compensation   programs  are  designed  to
compensate individual management personnel based on a number of factors, including:

    o    the individual's position and responsibilities within the Company;
    o the overall importance of the individual's responsibilities in helping the Company achieve success;
    o specific tasks that the individual may be required to perform during a particular time period;
    o    the individual's skill set, experience and education;
    o market conditions, as measured by (among other things) feedback from recruiters and the Company's knowledge of peer company compensation policies;
    o geographical considerations, including the cost of living associated with New York City, where the Company's offices are located;
    o    advice from a national third party compensation firm;
    o the Company's performance in areas for which the individual has responsibility; and
    o    the Company's overall performance.

Role of Executive Officers and Others in Compensation Decisions

         The Compensation Committee makes all final decisions with respect to the compensation received by the Company's Named Executive Officers. It engages in arm's length negotiation and discussions with Ms. Payner and Mr. Barry with respect to each of their compensation packages, but deliberates outside their presence when making decisions on such matters. In considering compensation packages for other Named Executive Officers, the Compensation Committee solicits recommendations from Ms. Payner and Mr. Barry, although final decision-making continues to be the responsibility of the Compensation Committee.

Setting Executive Compensation

         During 2006, the Compensation Committee retained an independent compensation consultant to (i) assist with respect to the transition in the Company's general long-term equity incentive compensation policy from granting options to granting restricted stock and/or deferred stock units and (ii) advise the Company with respect to the equity portion of the compensation of Ms. Payner and Mr. Barry. Based in part on these recommendations, the Compensation Committee instituted significant changes to the structure of the Company's long-term equity incentive compensation, including the use of restricted stock and deferred stock unit awards, and the exchange of certain out-of-the-money stock options that had previously been issued for new grants of restricted stock/and/or deferred stock units. These changes are discussed further below.

2006 Executive Compensation Components

         For the fiscal year ended December 31, 2006, the principal components of compensation for the Named Executive Officers were:

    o    annual base salary;
    o    annual cash bonuses;
    o cash bonuses paid upon the completion of the Company's financing in June 2006;
    o cash bonuses paid to the Company's Chief Executive Officer and Chief Operating Officer to compensate them for taxes due in connection with restricted stock grants;
    o    long-term equity incentive compensation; and
    o    other benefits.

         Base Salary

         Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company's goals. Base salary is intended to provide Named Executive Officers with a predictable amount of cash flow that allows them to cover their day-to-day living expenses. Initial base salaries are primarily determined by arm's length negotiation with a prospective employee. Increases to base salary are determined based on a variety of factors, including individual performance, changes in role and/or responsibility and changes in the competitive market environment (including other potential opportunities available to existing employees). The Compensation Committee reviews the base salary for each executive officer on at least an annual basis. During 2006, the base salaries of Messrs. Barry and Keane, were increased pursuant to this review process as further described in the footnotes to the Summary Compensation Table below.

         Annual Cash Bonuses

         The Company's annual cash bonus program is a discretionary program designed to reward Named Executive Officers after consideration of the Company's overall financial results considering economic and business conditions affecting the Company, the employee's performance and contribution to the Company's overall business objectives and the prior year's bonus payment. In determining the discretionary bonuses for the Named Executive Officers, the Company took into account growth in net revenues and gross margins as well as new customers added. Also, in setting such bonuses, the Company considered negative factors, including increased operating loss. The Compensation Committee also factored in the equity grants that Ms. Payner and Mr. Barry received in 2006 when determining their respective bonuses. Annual cash bonuses are intended to provide Named Executive Officers with immediate and liquid compensation at least once per year for performance during the previous fiscal year. In some instances, employment agreements with a new hire may include minimum bonus amounts for the employee's first full fiscal year with the Company. In March 2007, annual cash bonuses were paid to each of the Named Executive Officers for the fiscal year ended December 31, 2006, as further described in the footnotes to the Summary Compensation Table below. Although the Compensation Committee did not utilize formal bonus targets in determining these amounts, it is in the process of formalizing bonus targets for 2007 that will be based on the achievement of specific levels of revenue growth and operating profit (prior to equity compensation expense).

         Financing Bonuses

         In June 2006, the Company completed an equity financing pursuant to which it raised approximately $50 million and simplified its capital structure by eliminating the large majority of outstanding preferred stock. The consummation of a financing of this type had been a significant corporate goal and had required each of Ms. Payner and Mr. Barry to expend a significant amount of time and attention while continuing to handle their respective responsibilities for the day-to-day operations of the Company. In order to reward them for achieving this goal, the Compensation Committee awarded additional discretionary cash bonuses to each of them upon completion of the transaction based on the individual efforts of each in consummating this financing, as further described in the footnotes to the Summary Compensation Table below.

         Tax Bonuses

         As described below, the Company has recently restructured its long-term equity incentive compensation, and, as part of that process, issued significant restricted stock awards to Ms. Payner and Mr. Barry in November 2006 in exchange for the forfeiture of their rights to certain fully vested stock options. The issuance of a restricted stock award results in taxable compensation, either upon the vesting of the award or (if the employee so chooses) a Section 83(b) election made within 30 days of grant. Because significant taxes would have been due in connection with these restricted stock awards, absent a cash bonus granted in tandem with the award, Ms. Payner and Mr. Barry would most likely have been forced to liquidate a portion of their stock holdings in order to generate the cash necessary to pay these taxes. The Compensation Committee believed that such sales of stock by Ms. Payner and Mr. Barry would not have been in the Company's best interests because: (a) the sale of a significant amount of stock in a short period of time could have had a negative impact on the trading price of the Company's common stock, given that it is thinly traded; and (b) the sale of a significant number of shares by Ms. Payner or Mr. Barry would have defeated the purpose of the award, which was to provide them with an equity grant that incentivized long term growth in shareholder value. Accordingly, the Compensation Committee negotiated provisions in Ms. Payner's and Mr. Barry's employment agreements that required them to make a Section 83(b) election with respect to the restricted stock awards, and then awarded them cash bonuses to cover the tax impact of the awards. Such bonuses are further described in the footnotes to the Summary Compensation Table below.

         Long-Term Equity Incentive Compensation

         The Company awards long-term equity incentive awards to employees, including the Named Executive Officers, as part of its total compensation package. Long-term equity incentive awards are made pursuant to the Plan. These awards are intended to align the interests of employees to the interests of the Company's stockholders. The Compensation

Committee reviews and approves the amount and type of each award to be granted to each employee. Generally, the Compensation Committee considers equity grants annually at the time bonuses are set, although grants may be considered at other times to attract employees, to reward performance and/or to retain current employees. The amount, type and features of long-term equity incentive awards, if any, to be awarded to each employee is evaluated by the Compensation Committee based on a number of factors, including the past service of such employee to the Company, the present and potential contributions of such employee to the Company's success, such employee's then-current stock holdings, years of service, position with the Company and other factors. Additionally, the Compensation Committee's decision to award equity grants to Ms. Payner and Mr. Barry in 2006 was considered in setting the level of the annual cash bonus that each executive received in 2006. The Compensation Committee does not apply a formula assigning specific weights to any of these factors when making its determination.

         Historically, the Company's long-term equity incentive awards exclusively took the form of options to acquire its common stock. Stock option awards provide the holder with the right to purchase shares of Common Stock at a fixed exercise price for a period of up to ten years. Stock options are granted at a price not less than the prevailing market value at the time of grant and have realizable value only if the Company's stock price increases. Stock options generally vest over a number of years.

         During 2006, at the recommendation of an independent third party compensation consultant, the Compensation Committee began to de-emphasize the use of stock options (although they are still granted in some circumstances), and to begin to issue equity awards in the form of restricted stock and/or deferred stock units. This change in emphasis was driven primarily by the continued volatility of the trading price of the Company's Common Stock. As a result of this volatility, a large number of stock options had been issued at exercise prices that were significantly out-of-the-money and were no longer providing the intended incentives to the recipients thereof. Additionally, changes in the accounting rules to require a charge for option awards to earnings upon grant, had decreased the previous advantages in awarding options as the main equity component of our long-term incentive program. In contrast to stock options, restricted stock and deferred stock units retain some value, even if the trading price of the Common Stock decreases after the date of grant. Restricted stock awards consist of awards for a specified number of shares of common stock. Until the awards have vested, they remain subject to forfeiture upon termination of employment and restrictions on transfer. Deferred stock units represent the right to receive shares of Common Stock on a future date. Until they vest, deferred stock units remain subject to forfeiture upon termination of employment. Once vested, the underlying shares of Common Stock are not delivered until a specified delivery date. The advantage of this deferred delivery is that no taxes (other than employment taxes such as Social Security and Medicare) are due until the stock is actually delivered.

         In accordance with this shift in emphasis away from stock options and towards restricted stock and deferred stock units, the amended employment agreements that the Company entered into in 2006 with Ms. Payner and Mr. Barry included provisions pursuant to which they each received restricted stock and deferred stock unit grants in exchange for the forfeiture of certain out-of-the money stock options. For more detail on these exchanges see the footnotes to the Summary Compensation Table below. In January 2007, the Company commenced an offer to exchange pursuant to which eligible employees (other than Ms. Payner and Mr. Barry) were offered the opportunity to exchange stock options for restricted stock and/or deferred stock units on similar terms. Messrs. Matson and Keane, each participated in this offer to exchange.

         In addition to the exchanges discussed above, each of the Named Executive Officers was granted deferred stock units in 2006 as described in the footnotes to the Summary Compensation Table below.

         Other Benefits

                  Retirement Benefits. The Company maintains a 401(k) Plan in which all full-time employees, including the Named Executive Officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in its stock in the plan, and does not provide matching contributions.

                  Health and Welfare Benefits. All full-time employees, including the Named Executive Officers, may participate in the Company's health and welfare benefit programs, including medical, dental and vision care coverage and disability insurance. In addition, the Company's employment agreements with Ms. Payner and Mr. Barry require it to purchase, on each of their behalf, additional disability and life insurance policies with premiums of up to $27,500 and

$17,500 per year, respectively. The Company is currently in the process of purchasing such policies, and is also exploring the possibility of purchasing additional policies for the other Named Executive Officers.

                  Perquisites. The Compensation Committee's policy is to provide limited perquisites, and it does not believe these perquisites and other personal benefits constitute a material component of a Named Executive Officer's compensation package. The most significant perquisite provided by the Company is a $4,000 per month housing allowance paid to Ms. Payner to offset the costs associated with the living expenses associated with the Company's New York City offices.

Policy with Respect to Employment Agreements

         The Compensation Committee's policy is for the Company to enter into employment agreements with each of its Named Executive Officers for a number of reasons, including the following:

                  o    the  need  to  provide   severance   benefits   that  are
                       competitive  with  those  offered  by  other,   similarly
                       situated companies;

                  o the belief that severance benefits help to ensure that management is not financially motivated to frustrate the execution of a change-in-control transaction for fear that their personal compensation will be negatively impacted as a result thereof;

                  o the ability to include non-competition and non-solicitation covenants in such employment agreements in order to reduce the risk that a key member of management is recruited by a competitor;

                  o the retention of Named Executive Officers after a change of control by providing that enhanced vesting acceleration on certain equity awards would generally only occur if the Named Executive Officer remained employed by the Company for 12 months following a change in control; and

                  o    the  increased   certainty   resulting  from   negotiated
                       employment agreements reduces that distraction caused by ongoing negotiations over compensation matters.

         The Company currently has employment agreements with each of the Named Executive Officers, which are described further under the caption "Employment Agreements" below.

Summary Compensation Table

         The following table sets forth information for the fiscal year ended December 31, 2006 concerning compensation of (1) all individuals serving as our principal executive officer during the fiscal year ended December 31, 2006, (2) all individuals serving as our principal financial officer during the fiscal year ended December 31, 2006, and (3) the two other employees who were serving as executive officers as of December 31, 2006 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          STOCK          ALL OTHER
NAME AND PRINCIPAL                         SALARY          BONUS          AWARDS       COMPENSATION       TOTAL
POSITION                         YEAR        ($)            ($)          ($) (1)           ($)             ($)
----------------------------    ------   ----------     ----------     -----------     ------------    -----------
Melissa Payner, President         2006   $  500,000     $  944,686(2)  $ 4,673,992(3)  $     48,655(4) $ 6,167,333
   and Chief Executive
   Officer

Patrick C. Barry,                 2006   $  325,000(5)  $  395,204(6)  $ 4,159,569(7)  $        590(8) $ 4,905,363
   Chief Operating Officer
   and Chief Financial
   Officer

Bradford Matson,                  2006   $  350,000     $   60,000(9)  $   330,000(10) $         --    $   740,000
   Chief Marketing Officer

Martin Keane,                     2006   $  196,923(11) $   45,000(12) $   264,000(13) $         --    $   529,000
   Senior Vice President of
   E-Commerce

(1) For a discussion of the assumptions made in the valuation of the Stock Awards and Option Awards, see Note 9 of the Notes to Financial Statements, included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, which accompanies this proxy statement.

(2) Represents: (a) a bonus of $400,000 awarded in June 2006 in connection with the consummation of an equity financing; (b) a bonus of $150,000 awarded in March 2007 for the fiscal year ended December 31, 2006 and (c) a bonus of $394,686 awarded in November 2006 in order to cover taxes incurred in connection with the grant of restricted stock referred to in note (3) below. Does not include a $100,000 bonus awarded in March 2006 for the fiscal year ended December 31, 2005.

(3) Represents the value of the following awards granted during the year ended December 31, 2006: (a) 591,256 shares of Restricted Stock granted in November 2006 in exchange for Ms. Payner forfeiting her rights to certain fully vested stock options that would have been exercisable to purchase an aggregate of 1,665,220 shares of Common Stock; (b) 126,904 Deferred Stock Units granted in November 2006 in exchange for Ms. Payner forfeiting her rights to certain unvested options that would have been exercisable to purchase an aggregate of 234,780 shares of Common Stock; and (c) 4,201,832 additional Deferred Stock Units granted in November 2006.

(4) Represents $48,000 in connection with a housing allowance and the amount paid in connection with life insurance premium.

(5) Mr. Barry's annual salary was increased from $300,000 to $350,000 in July 2006.

(6) Represents: (a) a bonus of $200,000 awarded in June 2006 in connection with the consummation of an equity financing; (b) a bonus of $72,000 awarded in March 2007 for the fiscal year ended December 31, 2006; and (c) a bonus of $123,204 awarded in November 2006 in order to cover taxes incurred in connection with the grant of restricted stock referred to in note (7) below. Does not include a $50,000 bonus awarded in March 2006 for the fiscal year ended December 31, 2005.

(7) Represents the value of the following awards granted during the year ended December 31, 2006: (a) 269,965 shares of Restricted Stock granted in November 2006 in exchange for Mr. Barry forfeiting his rights to certain fully vested stock options that would have been exercisable to purchase an aggregate of 853,238 shares of Common Stock; (b) 45,837 Deferred Stock Units granted in November 2006 in exchange for Mr. Barry forfeiting his rights to certain unvested options that would have been exercisable to purchase an aggregate of 91,674 shares of Common Stock; and (c) 4,062,692 additional Deferred Stock Units granted in November 2006.

(8)  Represents the amount paid in connection with life insurance premium.

(9) Represents a bonus of $60,000 awarded in March 2007 for the fiscal year ended December 31, 2006. Does not include a $20,000 bonus awarded in March 2006 for the fiscal year ended December 31, 2005.

(10) Represents the value of 375,000 Deferred Stock Units granted in November 2006.

(11) Mr. Keane's annual salary was increased from $190,000 to $220,000 in September 2006.

(12) Represents: (a) a bonus of $20,000 awarded in June 2006 in connection with the consummation of an equity financing; and (b) a bonus of $25,000 awarded in March 2007 for the fiscal year ended December 31, 2006. Does not include a $25,000 bonus awarded in March 2006 for the fiscal year ended December 31, 2005.

(13) Represents the value of 300,000 Deferred Stock Units granted in November 2006.

Based on the fair value of equity awards granted to named executive officers in 2006 and the base salary of the named executive officers, "Salary" accounted for approximately 11% of the total compensation of the named executive officers, incentive compensation accounted for approximately 88% of the total compensation of the named executive officers and benefits accounted for approximately 1% of the total compensation of named executive officers. Because the value of certain equity awards included below is based on the FAS 123(R) value rather than the fair value, these percentages cannot be derived using the amounts reflected in the applicable table above.

  Grants of Plan-Based Awards

     The following table sets forth information concerning each grant of an award made during the fiscal year ended December 31, 2006 to each of the Named Executive Officers:

           GRANTS OF PLAN-BASED AWARDS -- YEAR ENDED DECEMBER 31, 2006

                                           STOCK
                                           AWARDS:          CLOSING      GRANT DATE
                                          NUMBER OF         MARKET       FAIR VALUE
                                          SHARES OF      PRICE ON THE   OF STOCK AND
                                          STOCK OR          DATE OF        OPTION
NAME                    GRANT DATE      UNITS (#)(1)     GRANT ($/sh)    AWARDS ($)
-----------------   -----------------   ------------     ------------   ------------
Melissa Payner      November 13, 2006        591,256(2)  $       0.95   $    561,693
                    November 13, 2006        126,904(3)  $       0.95   $    120,559
                    November 13, 2006      4,201,832(4)  $       0.95   $  3,991,740

Patrick C. Barry    November 13, 2006        269,965(5)  $       0.95   $    256,467
                    November 13, 2006         45,387(6)  $       0.95   $     43,545
                    November 13, 2006      4,062,692(7)  $       0.95   $  3,859,557

Bradford Matson     November 30, 2006        375,000(8)  $       0.88   $    330,000

Martin Keane        November 30, 2006        300,000(9)  $       0.88   $    264,000

(1)  All grants were made pursuant to the Plan.

(2) Represents shares of restricted stock granted in exchange for Ms. Payner forfeiting her rights to certain fully vested stock options that would have been exercisable to purchase an aggregate of 1,665,220 shares of Common Stock. Such shares vested in full on January 1, 2007.

(3) Represents Deferred Stock Units granted in exchange for Ms. Payner forfeiting her rights to certain unvested options that would have been exercisable to purchase an aggregate of 234,780 shares of Common Stock. Such Deferred Stock Units vest in eight equal quarterly installments, beginning on October 1, 2006.

(4) Represents Deferred Stock Units, which vest as follows: (i) one-third vest in four equal quarterly installments commencing on October 1, 2006, (ii) one-third vest in eight equal quarterly installments commencing on October 1, 2006 and (iii) one-third vest in twelve equal quarterly installments commencing on October 1, 2006.

(5) Represents shares of restricted stock granted in exchange for Mr. Barry forfeiting his rights to certain fully vested stock options that would have been exercisable to purchase an aggregate of 853,238 shares of Common Stock. Such shares vested in full on January 1, 2007.

(6) Represents Deferred Stock Units granted in exchange for Mr. Barry forfeiting his rights to certain unvested options that would have been exercisable to purchase an aggregate of 91,674 shares of Common Stock. Such Deferred Stock Units vest in eight equal quarterly installments, beginning on October 1, 2006.

(7) Represents Deferred Stock Units, which vest as follows: (i) one-third vest in four equal quarterly installments commencing on October 1, 2006, (ii) one-third vest in eight equal quarterly installments commencing on October 1, 2006 and (iii) one-third vest in twelve equal quarterly installments commencing on October 1, 2006.

(8) Represents Deferred Stock Units, which vest as follows: (i) one-third vest in four equal quarterly installments commencing on December 1, 2006, (ii) one-third vest in eight equal quarterly installments commencing on December 1, 2006 and (iii) one-third vest in twelve equal quarterly installments commencing on December 1, 2006.

(9) Represents Deferred Stock Units, which vest as follows: (i) one-third vest in four equal quarterly installments commencing on December 1, 2006, (ii) one-third vest in eight equal quarterly installments commencing on December 1, 2006 and (iii) one-third vest in twelve equal quarterly installments commencing on December 1, 2006.

Employment Agreements

         MELISSA PAYNER

         On November 14, 2006, the Company entered into a thirty-six (36) month employment agreement (the "Payner Agreement") with Melissa Payner providing for her continued service as its Chief Executive Officer and a member of our Board of Directors. The Payner Agreement was effective as of July 1, 2006 and replaced Ms. Payner's prior employment agreement, which would have expired on March 1, 2007. Under the Payner Agreement, Ms. Payner is entitled to an annual base salary of $500,000, subject to increases in the sole discretion of the Compensation Committee. She is also eligible to receive an annual performance bonus based upon the achievement of certain targets to be set for each fiscal year by the Compensation Committee in its sole discretion. The Payner Agreement provided for the grant to Ms. Payner of: (i) a restricted stock award under the Plan for 591,256 shares of Common Stock, plus a cash bonus of approximately $394,686 intended to compensate her for the income taxes payable on such restricted stock award, in exchange for Ms. Payner forfeiting her right to certain fully vested and out-of-the-money stock options that would have been exercisable to purchase an aggregate of 1,665,220 shares of Common Stock, (ii) a deferred stock unit award under the Plan for and representing 126,904 underlying shares of Common Stock, in exchange for Ms. Payner forfeiting her right to certain unvested and out-of-the-money stock options that would have been exercisable to purchase an aggregate of 234,780 shares of Common Stock, and (iii) subject to the approval of the Plan Amendments, a deferred stock unit award under the Plan for and representing 4,201,832 shares of Common Stock. The foregoing equity awards, together with stock options previously granted to Ms. Payner, represent approximately 4% of the Company's equity, inclusive of management equity awards and stock options. The restricted stock award referred to in the foregoing clause (i) vested in full on January 1, 2007. A portion of the deferred stock unit awards referred to in the foregoing clauses (ii) and (iii) vest over a one-year period, with the remainder vesting over either a two or three year period. If Ms. Payner's employment is terminated without cause (as defined in the Payner Agreement) or through a constructive termination (as defined in the Payner Agreement), all equity benefits previously granted, including stock options, restricted stock awards and deferred stock unit awards shall be deemed fully vested as of the date of termination, and she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for a period of twelve (12) months from the date of termination and the reimbursement of the cost of maintaining (or the Company shall maintain) in effect the medical and dental insurance, disability and hospitalization plans, and life insurance policies in which Ms. Payner participates for a period of one-year from the date of termination.

         In the event of a change of control (as defined in the Payner Agreement), any unvested stock options, restricted stock awards and one-half of any deferred stock unit awards granted to Ms. Payner which are outstanding as of the date of the change of control and have not yet vested (the "Payner COC Unvested DSUs") shall be deemed fully vested as of the date of the change of control. The remaining one-half of the Payner COC Unvested DSUs shall vest on the earliest to occur of: (a) the scheduled vesting date and (b) twelve (12) months from the date of the change of control. In the event that Ms. Payner would be subject to tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the payments to her under the Payner Agreement will be reduced to the maximum amount that she could receive without being subject to such tax.

         The Payner Agreement provides Ms. Payner with a monthly housing allowance of $4,000 and an annual allowance of approximately $27,500 for life insurance and supplemental disability insurance. Ms. Payner is subject to certain covenants under the Payner Agreement, including a non-competition covenant covering the term of her employment and an additional period of eighteen (18) months thereafter.

         PATRICK C. BARRY

         On November 14, 2006, we entered into a thirty-six (36) month employment agreement (the "Barry Agreement") with Patrick C. Barry providing for Mr. Barry's continued service as our Chief Operating Officer and Chief Financial Officer. The Barry Agreement was effective as of July 1, 2006 and replaced his prior one-year evergreen employment agreement. Under the Barry Agreement, Mr. Barry is entitled to an annual base salary of $350,000, subject to increases in the sole discretion of the Compensation Committee. Mr. Barry is also eligible to receive an annual performance bonus based upon the achievement of certain targets to be set for each fiscal year by the Compensation Committee in its sole discretion. The Barry Agreement provided for the grant to Mr. Barry of: (i) a restricted stock award under the Plan for 269,965 shares of Common Stock, plus a cash bonus of approximately $123,204 intended to compensate him for the income taxes payable on such restricted stock award, in exchange for Mr. Barry forfeiting his right to certain fully vested and out-of-the-money stock options that would have been exercisable to purchase an aggregate of 853,238 shares of Common Stock, (ii) a deferred stock unit award under the Plan for and representing 45,837 underlying shares of Common Stock, in exchange for Mr. Barry forfeiting his right to certain unvested and out-of-the-money stock options that would have been exercisable to purchase an aggregate of 91,674 shares of Common Stock, and (iii) subject to the approval of the Plan Amendments, a deferred stock unit award under the Plan for and representing 4,062,692 shares of Common Stock. The foregoing equity awards, together with stock options previously granted to Mr. Barry, represent approximately 4% of the Company's equity, inclusive of management equity awards and stock options. The restricted stock award referred to in the foregoing clause (i) vested in full on January 1, 2007. A portion of the deferred stock unit awards referred to in the foregoing clauses
(ii) and (iii) vest over a one-year period, with the remainder vesting over either a two or three year period. If Mr. Barry's employment is terminated without cause (as defined in the Barry Agreement) or through a constructive termination (as defined in the Barry Agreement), all equity benefits previously granted, including stock options, restricted stock awards and deferred stock unit awards shall be deemed fully vested as of the date of termination, and he would be entitled to receive his base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as his then-current base salary for a period of nine (9) months from the date of termination and the reimbursement of the cost of maintaining (or the Company shall maintain) in effect the medical and dental insurance, disability and hospitalization plans, and life insurance policies in which Mr. Barry participates for a period of one-year from the date of termination.

         In the event of a change of control (as defined in the Barry Agreement), any unvested stock options, restricted stock awards and one-half of any deferred stock unit awards granted to Mr. Barry which are outstanding as of the date of the change of control and have not yet vested (the "Barry COC Unvested DSUs") shall be deemed fully vested as of the date of the change of control. The remaining one-half of the Barry COC Unvested DSUs shall vest on the earliest to occur of: (a) the scheduled vesting date and (b) twelve (12) months from the date of the change of control. In the event that Mr. Barry would be subject to tax under Section 4999 of the Code, the payments to him under the Barry Agreement will be reduced to the maximum amount that he could receive without being subject to such tax.

         The Barry Agreement contains an annual allowance of approximately $17,500 for life insurance and supplemental disability insurance. Mr. Barry is subject to certain covenants under the Barry Agreement, including a non-competition covenant covering the term of his employment and an additional period of eighteen (18) months thereafter.

         BRADFORD MATSON

         In September 2005, the Company entered into an Employment Agreement with Bradford Matson (the "Matson Agreement"). Pursuant to the terms of the Matson Agreement, the Company retained the services of Mr. Matson as the Chief Marketing Officer of the Company for a term of approximately three years and agreed to pay him a base salary of $350,000 per year (subject to discretionary annual increases). The Matson Agreement provided that Mr. Matson was entitled to receive a minimum bonus of $50,000 for the year ended December 31, 2006, and a discretionary bonus for all other years of the agreement. Mr. Matson's actual bonus for the year ended December 31, 2006 was $60,000. Pursuant to the Employment Agreement, the Company also paid for certain relocation expenses and allowances in 2005. In addition, pursuant to the terms of the Matson Agreement, Mr. Matson was issued options to purchase 400,000 shares of the Company's Common Stock (the "Options") under the Plan. In February 2007, Mr. Matson exchanged the Options for 51,682 shares of restricted stock (which vest in full in February
2008) and 185,067 deferred stock units (a portion of which vest in quarterly installments over two years, and a portion of which vest in quarterly installments over three years) pursuant to the terms of the Company's Offer to Exchange, dated January 25, 2007. Under the terms of the Employment Agreement, if Mr. Matson is terminated without cause or constructively terminated, he is entitled to severance payments equal to six months of his base salary.

         MARTIN KEANE

         The Company is party to an employment agreement with Martin Keane that was originally entered into in January 2002, and was amended in August 2005, with such amendment being effective as of January 2005 (the "Keane Agreement"). As amended, the Keane Agreement (which expires in June 2008), provides that if Mr. Keane is terminated without cause or constructively terminated, he is entitled to severance payments equal to six months of his base salary. In addition, if the Keane Agreement is terminated under such circumstances, the Company is required to maintain in effect, or reimburse Keane for the cost of maintaining, the medical and dental insurance and disability and hospitalization plans of the Company that Keane participates in as of the date of such termination for a period of one year from the date of termination.

Outstanding Equity Awards at Fiscal Year End

         The following table sets forth information concerning exercisable and unexercised options and stock that has not vested for each of the Named Executive Officers that is outstanding as of December 31, 2006:

        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END -- DECEMBER 31, 2006

                                               OPTION AWARDS                                  STOCK AWARDS
                      --------------------------------------------------------------  ----------------------------
                                                                                                        MARKET
                        NUMBER OF          NUMBER OF                                    NUMBER OF      VALUE OF
                        SECURITIES        SECURITIES                                    SHARES OR      SHARES OR
                        UNDERLYING        UNDERLYING                                    UNITS OF       UNITS OF
                       UNEXERCISED        UNEXERCISED      OPTION                      STOCK THAT     STOCK THAT
                         OPTIONS            OPTIONS       EXERCISE         OPTION       HAVE NOT       HAVE NOT
                           (#)               (#)            PRICE        EXPIRATION      VESTED         VESTED
NAME                   EXERCISABLE       UNEXERCISABLE       ($)           DATE            (#)            ($)
--------------------  -------------      -------------  -------------  -------------  -------------  -------------
Melissa Payner               87,499(1)         112,501  $        1.26      3/23/2015             --             --
                             83,333(2)         166,667  $        1.20    12/27/20015             --             --
                                                                                            591,256  $     756,808
                                                                                            126,904  $     162,437
                                                                                          4,201,833  $   5,378,346

Patrick C. Barry          1,000,000(3)              --  $        0.91     12/26/2012             --             --
                             43,749(1)          56,251  $        1.26      3/23/2015             --             --
                             66,666(2)         133,334  $        1.20     12/27/2015             --             --
                                                                                            269,965  $     345,555
                                                                                             45,837  $      58,671
                                                                                          4,062,693  $   5,200,248

Bradford Matson             166,880(4)         233,120  $        1.69      9/19/2015             --             --
                             33,333(2)          66,667  $        1.20     12/27/2015             --             --
                                                                                            375,000  $     480,000

Martin Keane                 25,000(5)              --  $       15.09      1/22/2009             --             --
                              5,000(6)              --  $        9.28      5/31/2009             --             --
                             20,000(7)              --  $        9.19      8/31/2009             --             --
                             20,000(8)              --  $       11.22     12/22/2009             --             --
                             30,000(9)              --  $        2.78     10/12/2010             --             --
                            300,000(3)              --  $        0.91     12/26/2012             --             --
                             21,873(11)         28,127  $        1.26      3/23/2015             --             --
                              6,249(10)         13,751  $        1.54      9/30/2015             --             --
                                                                                            300,000  $     384,000

(1) The options vested at a rate of 2.778% per month for 36 months beginning 3/23/2003.
(2) The options vested at a rate of 2.778% per month for 36 months beginning 12/27/2005.
(3) The options vested at a rate of 2.778% per month for 36 months beginning 12/26/2002.
(4) The options vested at a rate of 2.778% per month for 36 months, beginning 9/19/2005 after six months.
(5) The options vested at a rate of 2.083% per month for 48 months, beginning 1/22/1999 after six months.
(6) The options vested at a rate of 2.083% per month for 48 months, beginning 5/31/1999 after six months.
(7) The options vested at a rate of 2.083% per month for 48 months, beginning 8/31/1999 after six months.
(8) The options vested at a rate of 2.083% per month for 48 months, beginning 12/22/1999 after six months.
(9) The options vested at a rate of 2.778% per month for 36 months, beginning 10/12/2000 after six months.
(10) The options vested at a rate of 2.083% per month for 48 months beginning 9/30/2005.
(11) The options vested at a rate of 2.083% per month for 48 months beginning 3/23/2005.

Option Exercises and Stock Vested

         During the fiscal year ended December 31, 2006 none of the Named Executive Officers exercised any options or held any stock awards that vested during such fiscal year.

Potential Payments Upon Termination or Change-in-Control

         We have entered into agreements that will require us to provide compensation to the Named Executive Officers in the event of a termination of employment or a change in control of us. See "Employment Agreements" for a description of such agreements. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below, if their employment were to have been terminated as of December 31, 2006.

         The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for Melissa Payner, our President and Chief Executive Officer:

                                                                             TERMINATION
                                                     ------------------------------------------------------------
                                                       EMPLOYMENT     EMPLOYMENT
                                                       AGREEMENT     AGREEMENT NO                                   CHANGE IN
BENEFITS AND PAYMENTS                                SEVERANCE (1)   SEVERANCE (2)       DEATH        DISABILITY    CONTROL (3)
---------------------------------------------------  -------------   -------------   -------------  -------------  -------------
Base Salary                                          $     500,000   $          --   $          --  $          --  $          --
Stock Options (Accelerated Vesting)(4)                      15,583              --              --             --          7,792
Restricted Stock (Accelerated Vesting)(4)                  756,808              --              --             --        378,404
Deferred Stock Units (Accelerated Vesting)(4)            5,109,427              --              --             --      2,554,714
Life Insurance Proceeds(5)                                      --              --         500,000             --             --
Insurance Premiums (Life, Health and Disability)(6)         14,815              --              --             --             --
                                                     -------------   -------------   -------------  -------------  -------------
   Total                                             $   6,396,633   $          --   $     500,000  $          --  $   2,940,909

--------------
(1) Ms. Payner's employment agreement provides her with the severance payments upon (1) termination of employment by the Company without "Cause" and (2) termination of employment by Ms. Payner as a result of a "Constructive Termination."

     Under the Payner Agreement: (a) "Cause" shall be deemed to occur if Ms. Payner (i) has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of her duties under the Payner Agreement, (ii) has willfully and materially failed to perform her reasonably assigned duties under the Payner Agreement, (iii) has breached the terms and provisions of the Payner Agreement in any material respect or (iv) has failed to comply in any material respect with the Company's written policies of conduct of which she had actual notice, including with respect to trading in securities (subject to a 20-day notice period and opportunity to cure in the case of an event of the type described in clauses (ii)-(iv)); and (b) a "Constructive Termination" shall be deemed to have occurred upon (i) the removal of Ms. Payner from her position as Chief Executive Officer of the Company, (ii) the material breach by the Company of the Payner Agreement, including any material diminution in the nature or scope of the authorities, powers, functions duties or responsibilities of Ms. Payner as Chief Executive Officer and a senior executive officer of the Company (or to the extent that the Company becomes a division or subsidiary of another entity, the authorities, powers, functions, duties or responsibilities of the Chief Executive Officer or senior executive officer of such division or subsidiary (subject to a 30-day notice period and opportunity to cure).

     Receipt of severance benefits is subject to Ms. Payner's execution of a mutual release reasonably acceptable to the Company and Ms. Payner.

(2) This column covers termination of Ms. Payner's employment under her employment agreement under any circumstances not described in note (1) above.

(3) Under the Payner Agreement, a "Change in Control" shall be deemed to occur upon:

         (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that for purposes of the Payner Agreement, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any affiliate, (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (III) any acquisition by Soros or (IV) any acquisition which complies with clauses (A), (B) and (C) of clause (5) below;

         (2) individuals who, on the date of the Payner Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

         (3)  the dissolution or liquidation of the Company; or

         (4) the sale of all or substantially all of the business or assets of the Company;

         (5) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or
              (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person or entity (other than Soros or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

(4) Pursuant to the Payner Agreement: (a) all unvested stock options, deferred stock units and shares of restricted stock granted to Ms. Payner vest upon a termination without "Cause" or a "Constructive Termination; and (b) all stock options, restricted stock and one half of any deferred stock units and granted to Payner which are outstanding as of the date of a Change of Control and have not yet vested ("COC Unvested Awards") shall be deemed to be fully vested as of that date, and (subject to certain tax limitations) the remaining one half of the COC Unvested Awards shall vest on the earliest to occur of (x) the scheduled vesting date and (y) twelve (12) months from the date of such Change of Control, subject, in each case, to Ms. Payner's continued employment with the Company on such dates and (z) Ms. Payner's Constructive Termination or termination without Cause following such Change of Control.

     The dollar values in the table assume that the benefit of acceleration of the options, deferred stock units and restricted stock equals the closing sale price of the Common Stock on December 31, 2006 $1.28 multiplied by the number of shares of Common Stock subject to unvested deferred stock units held by Ms. Payner at December 31, 2006.

(5) The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Ms. Payner designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. In addition, the Payner Agreement requires the Company to purchase on Ms. Payner's behalf additional disability and life insurance with premiums up to $27,500 per year. The Company is currently in the process of purchasing such policies. Because such policies were not in place as of December 31, 2006, they are not included in the above table.

(6) These premiums are paid by us when due for one year after termination. The numbers in the table are based on the premiums paid in fiscal 2006.

         The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of the Company as of December 31, 2006 for Patrick C. Barry, our Chief Operating Officer and Chief Financial Officer:

                                                                             TERMINATION
                                                     ----------------------------------------------------------
                                                       EMPLOYMENT     EMPLOYMENT
                                                       AGREEMENT      AGREEMENT                                      CHANGE
                                                       SEVERANCE    NO SEVERANCE                                   IN CONTROL
BENEFITS AND PAYMENTS                                     (1)            (2)           DEATH       DISABILITY         (3)
---------------------------------------------------  -------------  -------------  -------------  -------------  -------------
Base Salary                                          $     262,500  $         --   $          --  $          --  $          --
Stock Options (Accelerated Vesting) (4)                     11,792            --              --             --          5,896
Restricted Stock (Accelerated Vesting) (4)                 328,278            --              --             --        164,139
Deferred Stock Units (Accelerated Vesting)(4)            4,940,233            --              --             --      2,470,117
Life Insurance Proceeds (5)                                     --            --         500,000             --             --
Insurance Premiums (Life, Health and Disability)(6)         14,750            --              --             --             --
                                                     -------------  -------------  -------------  -------------  -------------
   Total                                             $   5,557,553  $         --   $     500,000  $          --  $   2,640,151

(1) Mr. Barry's employment agreement provides him with the severance payments upon (1) termination of employment by the Company without "Cause" and (2) termination of employment by Mr. Barry as a result of a "Constructive Termination."

     Under the Barry Agreement: (a) "Cause" shall be deemed to occur if Mr. Barry (i) has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties under the Barry Agreement, (ii) has willfully and materially failed to perform his reasonably assigned duties under the Barry Agreement, (iii) has breached the terms and provisions of the Barry Agreement in any material respect or (iv) has failed to comply in any material respect with the Company's written policies of conduct of which he had actual notice, including with respect to trading in securities (subject to a 20-day notice period and opportunity to cure in the case of an event of the type described in clauses (ii)-(iv)); and (b) a "Constructive Termination" shall be deemed to have occurred upon (i) the removal of Mr. Barry from his positions as Chief Operating Officer and Chief Financial Officer of the Company (it being understood that the removal of Mr. Barry from either such position shall not be deemed a "Constructive Termination"), (ii) the material breach by the Company of the Barry Agreement, including any material diminution in the nature or scope of the authorities, powers, functions duties or responsibilities of Mr. Barry as Chief Operating Officer and Chief Financial Officer and a senior executive officer of the Company (or to the extent that the Company becomes a division or subsidiary of another entity, the authorities, powers, functions, duties or responsibilities of the Chief Operating Officer and Chief Financial Officer or senior executive officer of such division or subsidiary (subject to a 30-day notice period and opportunity to cure).

     Receipt of severance benefits is subject to Mr. Barry's execution of a mutual release reasonably acceptable to the Company and Mr. Barry.

(2) This column covers termination of Mr. Barry's employment under his employment agreement under any circumstances not described in note (1) above.

(3) The definition of "Change of Control" under the Barry Agreement is substantially the same as the definition of such term under the Payner Agreement.

(4) Pursuant to the Barry Agreement: (a) all unvested stock options, restricted stock and deferred stock units granted to Mr. Barry vest upon a termination without "Cause" or a "Constructive Termination; and (b) all unvested stock options and all restricted stock and one half of any deferred stock units granted to Barry which are outstanding as of the date of a Change of Control and have not yet vested ("COC Unvested DSUs") shall be deemed to be fully vested as of that date, and (subject to certain tax limitations) the remaining one half of the COC Unvested DSUs shall vest on the earliest to occur of (x) the scheduled vesting date and (y) twelve (12) months from the date of such Change of Control, subject, in each case, to Mr. Barry's continued employment with the Company on such dates and (z) Mr. Barry's Constructive Termination or termination without Cause following such Change of Control.

     The dollar values in the table assume that: (a) the benefit of acceleration of stock options equals the difference between the closing sales price of the Common Stock on December 31, 2006 ($1.28) and the exercise price of the unvested options, multiplied by the number of shares of Common Stock underlying the unvested stock options held by Mr. Barry at December 31, 2006; and (b) the benefit of acceleration of the restricted stock and deferred stock units equals the closing sale price of the Common Stock on December 31, 2006 ($1.28) multiplied by the number of shares of Common Stock subject to unvested shares of restricted stock and deferred stock units held by Mr. Barry at December 31, 2006.

(5) The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Mr. Barry designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum.

     In addition, the Barry Agreement requires the Company to purchase on Mr. Barry's behalf additional disability and life insurance with premiums up to $17,500 per year. The Company is currently in the process of purchasing such policies. Because such policies were not in place as of December 31, 2006, they are not included in the above table.

(6) These premiums are paid by us when due for one year after termination. The numbers in the table are based on the premiums paid in fiscal 2006.

         The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us as of December 31, 2006 for Bradford Matson, our Chief Marketing Officer:

                                                                             TERMINATION
                                                     ----------------------------------------------------------
                                                       EMPLOYMENT     EMPLOYMENT
                                                       AGREEMENT      AGREEMENT                                      CHANGE
                                                       SEVERANCE    NO SEVERANCE                                   IN CONTROL
BENEFITS AND PAYMENTS                                     (1)            (2)           DEATH       DISABILITY         (3)
---------------------------------------------------  -------------  -------------  -------------  -------------  -------------
Base Salary                                          $     175,000  $          --  $          --  $          --  $          --
Stock Options (Accelerated Vesting) (3)                      5,333             --             --             --             --
                                                     -------------  -------------  -------------  -------------  -------------
   Total                                             $     180,333  $          --  $          --  $          --  $          --

(1) Mr. Matson's employment agreement provides him with the severance payments upon (1) termination of employment by the Company without "Cause" and (2) termination of employment by Mr. Matson as a result of a "Constructive Termination."

     Under the Matson Agreement: (a) "Cause" shall be deemed to occur if Mr. Matson (i) has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties under the Matson Agreement, (ii) has willfully and materially failed to perform his duties under the Matson Agreement, (iii) has willfully or negligently breached the terms and provisions of the Matson Agreement in any material respect or (iv) has failed to comply in any material respect with the Company's written policies of conduct that have been communicated to him, including with respect to trading in securities; and (b) a "Constructive Termination" shall be deemed to have occurred upon (i) the removal of Mr. Matson without his consent from his position as Chief Marketing Officer of the Company or (ii) the material breach by the Company of the Matson Agreement (subject to a 30-day notice period and opportunity to cure).

     Receipt of severance benefits is subject to Mr. Matson's execution of a full release in favor of the company in a form reasonably satisfactory to the Company.

(2) This column covers termination of Mr. Matson's employment under his employment agreement under any circumstances not described in note (1) above.

(3) Pursuant to the Matson Agreement, all unvested stock options granted to Mr. Matson would vest in full in the event of a termination without "Cause" or a "Constructive Termination."

     The dollar values in the table assume that the benefit of acceleration of stock options equals the difference between the closing sales price of the Common Stock on December 31, 2006 ($1.28) and the exercise price of the unvested options, multiplied by the number of shares of Common Stock underlying the unvested stock options held by Mr. Matson at December 31, 2006.

     Subsequent to December 31, 2006, Mr. Matson exchanged all of his stock options for shares of restricted stock and deferred stock units pursuant to the Company's Offer to Exchange, dated January 25, 2007. Such replacement equity awards are not subject to accelerated vesting in the event of a termination without "Cause" or a "Constructive Termination," although the shares of restricted stock are subject to accelerated vesting in the event of a change of control.

         The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us as of December 31, 2006 for Martin Keane, our Senior Vice President of E-Commerce:

                                                  TERMINATION
                               -------------------------------------------------
                                            EMPLOYMENT
                               EMPLOYMENT    AGREEMENT
                                AGREEMENT       NO                                   CHANGE
                               SEVERANCE     SEVERANCE                                 IN
BENEFITS AND PAYMENTS             (1)          (2)         DEATH      DISABILITY     CONTROL
----------------------------   ----------   ----------   ----------   ----------   ----------
Base Salary                    $  110,000   $       --   $       --   $       --   $       --
Insurance Premiums (Life,
   Health and Disability)(3)       14,160           --           --           --           --
                               ----------   ----------   ----------   ----------   ----------
   Total                       $  124,160   $       --   $       --   $       --   $       --

(1) Mr. Keane's employment agreement provides him with the severance payments upon (1) termination of employment by the Company without "Cause" and (2) termination of employment by Mr. Keane as a result of a "Constructive Termination."

     Under the Keane Agreement: (a) "Cause" shall be deemed to occur if Mr. Keane (i) has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties under the Keane Agreement, (ii) has willfully and materially failed to perform his duties under the Keane Agreement, (iii) has willfully or negligently breached the terms and provisions of the Keane Agreement in any material respect or (iv) has failed to comply in any material respect with the Company's written policies of conduct, including with respect to trading in securities; and (b) a "Constructive Termination" shall be deemed to have occurred upon (i) the removal of Mr. Keane without his consent from his position as Senior Vice President of E-Commerce of the Company or (ii) the material breach by the Company of the Keane Agreement (subject to a 30-day notice period and opportunity to cure).

(2) This column covers termination of Mr. Keane's employment under his employment agreement under any circumstances not described in note (1) above.

(3) These premiums are paid by us when due for one year after termination. The numbers in the table are based on the premiums paid in fiscal 2006.

Compensation of Directors

     The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2006:

               DIRECTOR COMPENSATION--YEAR ENDED DECEMBER 31, 2006

                           FEES
                          EARNED
                          OR PAID      OPTION
                          IN CASH      AWARDS        TOTAL
NAME (1)                    ($)        ($)(2)         ($)
---------------------   ----------   ----------   ----------
Barry Erdos             $   18,000   $   12,580   $   30,625
Michael Gross           $       --   $   12,691   $   12,691
Ann Jackson             $   14,500   $   10,064   $   24,564
Christopher G. McCann   $   14,500   $   10,064   $   24,564
Martin Miler            $   13,500   $   10,064   $   23,564
Neal Moszkowski         $       --   $   10,064   $   10,064
Alex Rafal              $       --   $   11,174   $   11,174
David Wassong           $       --   $   10,064   $   10,064

----------
(1) Melissa Payner is not included in the table because she is also a Named Executive Officer in the Summary Compensation Table above. She receives no additional compensation for her service as one of our directors.

(2) Represents the grant date fair values of the following stock options all of which were granted in accordance with the terms of the Plan: options to purchase 12,500 shares of Common Stock at an exercise price of $1.14 granted to Mr. Erdos on February 17, 2006; options to purchase 15,000 shares of Common Stock at an exercise price of $1.02 granted to Mr. Gross on July 28, 2006; options to purchase 10,000 shares of Common Stock at an exercise price of $1.14 granted to Ms. Jackson on February 17, 2006; options to purchase 10,000 shares of Common Stock at an exercise price of $1.14 granted to Mr. McCann on February 17, 2006; options to purchase 10,000 shares of Common Stock at an exercise price of $1.14 granted to Mr. Miller on February 17, 2006; options to purchase 10,000 shares of Common Stock at an exercise price of $1.14 granted to Mr. Moszkowski on February 17, 2006; options to purchase 15,000 shares of Common Stock at an exercise price of $0.92 granted to Mr. Rafal on October 17, 2006; options to purchase 10,000 shares of Common Stock at an exercise price of $1.14 granted to Mr. Wassong on February 17, 2007.

         The Company's independent, outside non-employee directors (other than the directors who are designated under the Voting Agreement by Soros, Maverick and Prentice) are paid a cash stipend of $1,500 for each board or committee meeting attended in person (and, in the case of the Audit Committee Chairman, $2,000 per audit committee meeting) and are reimbursed for expenses incurred on behalf of the Company. In addition, each such director is paid an annual retainer of $10,000 at the first regularly scheduled Board meeting of each fiscal year. The maximum aggregate stipend and retainer paid to any such director in a year is $16,000 (or, in the case of the Audit Committee Chairman, $18,000).

         Under the terms of the Plan, each non-employee director (including the directors designated under the Voting Agreement by Soros, Maverick and Prentice) receives an option to purchase 15,000 shares of Common Stock (25,000 shares in the case of the Chairman of the Board and 20,000 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board of Directors and an annual grant of an option to purchase 10,000 shares of Common Stock (20,000 shares in the case of the Chairman of the Board and 12,500 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving an option in connection with his or her appointment at such meeting). Pursuant to the Plan Amendments, the Company is proposing to amend the Plan to provide for grants of restricted stock in lieu of these stock option grants, as more fully described elsewhere in this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section  16(a) of the  Securities  Exchange  Act of 1934  requires  our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to fiscal 2006, or written representations that no Forms 5 were required, we believe that during the fiscal year ended November 30, 2006 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Code of Ethics and Standards of Business Conduct applies to all directors and employees (including our named executive officers). Under the Code of Ethics and Standards of Business Conduct, all employees are required to take all reasonable efforts to identify actual or potential conflicts of interest between Company interests and their personal or professional relationships and to bring such conflicts to the attention of the Company's counsel. Members of the Board who have any personal interest in a transaction upon which the Board passes are required to disclose such interest to the other directors and to recuse themselves from participation in any decision in which there is a conflict between their personal interests and our interests.

         Our  Audit  Committee   reviews  any  related  party   transaction  and
transactions involving conflicts of interest with officers and directors whenever possible in advance of the creation of such transaction or conflict, unless either the Compensation Committee or a another committee of the Board, consisting of independent directors has previously reviewed such transaction.

OFFER TO EXCHANGE

         In January 2007, the "Company commenced an exchange offer (the "Exchange Offer") pursuant to which it is offering eligible employees and non-employee directors the opportunity to exchange, on a grant-by-grant basis:
(a) their outstanding eligible stock options that were vested as of August 31, 2006 for restricted stock awards consisting of the right to receive restricted common stock of the Company (the "Restricted Stock Awards"); and (b) their outstanding eligible stock options that were not vested as of August 31, 2006 for deferred restricted stock unit awards consisting of rights to receive common stock of the Company on specified dates subsequent to vesting (the "Deferred Stock Unit Awards," and, together with the Restricted Stock Awards, the "Replacement Awards").

         In order to be eligible to participate in the Exchange offer, an option holder was required to (a) have been an employee or non-employee director of the Company on the date of the Exchange Offer, (b) have neither ceased to be an employee or non-employee director, nor have submitted or received a notice of termination of employment or resignation, prior to the expiration of the Exchange Offer and (c) owned eligible options. Options eligible for exchange in the Exchange Offer were outstanding options granted under the Plans that, in each case, had an exercise price per share that is greater than $1.50.

         The number of Replacement Awards an eligible participant was eligible to receive in exchange for an eligible option was determined by a specific exchange ratio applicable to that option, as set forth in the Offer to Exchange included as an exhibit to the Schedule TO filed by the Company with the Securities and Exchange Commission in connection with the Exchange Offer (the "Offer to Exchange").

         Restricted Stock Awards granted pursuant to the Exchange Offer will vest and become free from restriction one year from the date of the exchange, except if the grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, then the restrictions on such Restricted Stock Award lapsed with respect only to the number of shares needed to satisfy any applicable tax withholding as of the date that the Company received such election, as more fully described in the Offer to Exchange. The minimum period for full vesting of Deferred Stock Unit Awards is two years from the date of exchange. The length of the vesting schedule applicable to each Deferred Stock Unit Award was based on the final vesting date of the option as of the date it was canceled in exchange for those deferred stock units, as follows:

                   DEFERRED STOCK UNIT AWARDS VESTING SCHEDULE

 FINAL VESTING DATE OF ELIGIBLE STOCK   TOTAL VESTING PERIOD OF DEFERRED   PERCENTAGE OF DEFERRED STOCK UNIT
   OPTION AS OF DATE OF CANCELLATION            STOCK UNIT AWARDS              AWARDS VESTED QUARTERLY*
-------------------------------------   --------------------------------   ---------------------------------
       Prior to August 31, 2007                      2 years                            12 1/2%

      On or after August 31, 2007                    3 years                            8 1/3%

*Deferred Stock Unit Awards vest in substantially equal quarterly installments over the applicable vesting period, subject to the participant's continue employment with (or service on the Board of Directors of) the Company.

         The shares of common stock underlying the Deferred Stock Unit Award will be delivered on the Delivery Date. The Delivery Date is the date on which the earliest to occur of the following occurs:

                                DELIVERY DATE
        -------------------------------------------------------------
        o 2 years from the date of grant (with respect to Deferred Stock Units exchanged for eligible options with a vesting date prior to August 31, 2007)
              OR
              3 years from the date of grant (with respect to Deferred Stock Units exchanged for eligible options with a vesting date on or after August 31, 2007)

        o     Death

        o The date on which the employee is "disabled" (as such term is defined in Section 409A(a)(2)(C) of the Internal Revenue of 1986, as amended (referred to as the "Code") and the official guidance issued thereunder)

         Melissa Payner-Gregor, the Company's chief executive officer, and Patrick C. Barry, the Company's chief financial officer, are not eligible to participate in the Exchange Offer, but have already participated in an exchange through each of their employment agreements, which are described in the Offer to Exchange. However, other executive officers of the Company, as well as non-employee directors, are eligible to participate in the Exchange Officer, and therefore may be deemed to have a material interest in the terms thereof.

         Pursuant to the Exchange Offer options to purchase an aggregate of 1,562,000 shares of Common Stock were exchanged in return for an aggregate of 472,471 Restricted Stock Awards and an aggregate of 394,405 Deferred Stock Unit Awards.

         The Exchange Offer was approved by the Board upon the recommendation of the Compensation Committee.

JUNE 2006 PRIVATE PLACEMENT

         In June 2006, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with affiliates of Soros Fund Management LLC ("Soros"), private funds associated with Maverick Capital, Ltd. ("Maverick") and investment entities and accounts managed and advised by Prentice Capital Management, LP ("Prentice" and, together with Maverick, the "Investors"), pursuant to which, among other things, the Company agreed to sell to Maverick and Prentice an aggregate of 60,975,610 shares of Common Stock at a price of $0.82 per share, in a private placement (the

"Private Placement") for an aggregate of $50 million, half of which was agreed to be purchased by each Investor. The purchase price represented an 11% premium over the closing price of the Company's Common Stock as of the date that the definitive agreement was signed and announced. The Private Placement was consummated on June 15, 2006. At the closing, 203,016 shares were purchased by a holder of the Company's then-outstanding Series D Convertible Preferred Stock in connection with the exercise of its preemptive rights. This amount reduced on a pro rata basis the amount of shares Maverick and Prentice otherwise would have been entitled to purchase under the Purchase Agreement.

         In connection with the Private Placement, Soros converted all of its outstanding Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock into 44,729,960 shares of the Company's Common Stock in accordance with the terms of such Preferred Stock. Approximately 566 shares of the Series D Convertible Preferred Stock, which were held by investors other than Soros, automatically converted into an aggregate of 1,073,936 shares of Common Stock in accordance with the terms of the Series D Convertible Preferred Stock. As a result of the Private Placement, and in accordance with the terms of the anti-dilution provisions contained in the Certificate of Powers, Designations, Preferences and Rights of Series F Convertible Preferred Stock, the conversion price of the Series F Convertible Preferred Stock was adjusted to $0.82 per share.

         On the date of the closing of the Private Placement, the Company paid Soros $25 million in cash, which represented $4,000,000 of the principal and $1,488,375 of accrued but unpaid interest on the outstanding convertible notes held by Soros (the "Convertible Notes") and substantially all of the accrued but unpaid dividends on the shares of Preferred Stock that were converted by Soros in connection with the Private Placement.

         The Company agreed with Soros, Maverick and Prentice that it would use commercially reasonable best efforts to register the resale of the shares of Common Stock sold in the Private Placement within 120 days of the Closing Date, and to cause a registration statement covering such shares to be declared effective within 180 days of the Closing Date. Such registration statement has since been filed and declared effective. The Company agreed to pay such selling stockholders' expenses in connection therewith (exclusive of any selling commissions or similar fees). In addition, the Company agreed to indemnify Soros, Maverick and Prentice for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them, arising out of or resulting from any breach of the Company's representations and warranties in the Purchase Agreement. Notwithstanding the foregoing, the Company has no obligation to compensate any of such parties for punitive damages and the Company's liability to each party under such indemnification provision cannot exceed 100% of the purchase price for the shares purchased by such party in the Private Placement. In addition, the Company agreed to indemnify Soros, Maverick and Prentice for certain liabilities arising under the registration statement referred to above.

         In connection with the Private Placement, the Company, Soros, Maverick and Prentice entered into a voting agreement (the "Voting Agreement"), pursuant to which Soros has the right to designate three designees to the Company's Board of Directors and each of Maverick and Prentice have the right to designate one designee, subject to minimum ownership thresholds and subject to compliance with applicable Nasdaq rules. The Voting Agreement also provides that one designee of Soros and the designee of each of Maverick and Prentice will have the right to serve on the Compensation Committee and the Governance and Nominating Committee of the Board of Directors, subject to compliance with Nasdaq's rules regarding independent directors serving on such committees, or Nasdaq's transitional rules, to the extent applicable. If the Board of Directors establishes an Executive Committee, the designees of Soros, Maverick and Prentice will be entitled to serve on such committee.

         Pursuant to the terms of the Purchase Agreement, Soros, Maverick and Prentice each agreed that it will not, without the approval of a majority of the independent directors of the Company (i) for a period of three years from the Closing Date, purchase or acquire, or agree to purchase or acquire, any shares of the Company's capital stock, subject to certain exceptions, including exceptions for (x) the purchase of shares pursuant to the Right of First Refusal (defined below) and, (y) after eighteen months from the Closing Date, a purchase by any Investor of shares of capital stock up to a level which does not equal or exceed the lesser of (A) 30% of the outstanding shares of our Common Stock at the time of such purchase, or (B) the ownership of Soros at the time of such purchase; or a purchase by Soros of shares of capital stock in an amount up to 15% of the outstanding shares of Common Stock on the Closing Date, (ii) for a period of five years from the Closing Date, except as provided in the Voting Agreement or the Purchase Agreement, join a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d) of the Exchange Act, including a group consisting of other Investors for the purpose of acquiring, holding or voting any shares of capital stock of the Company, or
(iii) for a period of three years from the Closing Date, seek to commence a proxy contest or other proxy solicitation for the purposes of modifying the composition of the Board of Directors.

         The Purchase Agreement further provides that, subject to certain limited exceptions, Soros, Maverick and Prentice will not, for a period of six
(6) months after the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of capital stock of the Company.

         The Purchase Agreement also provides a right of first refusal (the "Right of First Refusal") to Soros, Maverick and Prentice to provide the financing in any private placement of the Company's Common Stock that it seeks to consummate within one year of the Closing Date. The Right of First Refusal is subject to certain maximum ownership restrictions and certain other exceptions set forth in the Purchase Agreement.

         The Private Placement was approved by the Board upon the recommendation of a special committee comprised solely of independent directors.

EXTENSION OF MATURITY DATES OF CONVERTIBLE NOTES

         In February 2006, the maturity dates on the Convertible Notes issued to Soros in July and October 2003 was extended. The maturity dates of the Notes, which were originally due in January and April 2004, respectively, were each extended for one year, from May 1, 2006 to May 1, 2007. The Convertible Notes were repaid in full with the proceeds of the Private Placement, as more fully discussed above.

         The extension of the maturity dates on the Convertible Notes was approved by the Board with the Soros designees on the Board abstaining.

TRANSACTIONS WITH SOROS RELATING TO THE CREDIT FACILITY

         Historically, the Company's credit facility has been secured, in part, by a $2 million letter of credit issued by Soros in favor of the lender. The Company paid Soros an annual fee in connection with the issuance of such letter of credit, and granted Soros a lien on all of the Company's assets as security to Soros in the event that the lender was to draw down on the letter of credit. In July 2006, the lender agreed to release the Soros letter of credit and, accordingly, no further fees are due to Soros, and Soros no longer has a lien on the Company's assets.

                                  PROPOSAL TWO

                         APPROVAL OF THE PLAN AMENDMENTS

         In 2005, the Board of Directors adopted, and the stockholders approved, the Bluefly, Inc. 2005 Stock Incentive Plan. The Plan succeeded the Bluefly, Inc. 1997 Stock Option Plan (the "1997 Plan") and the Bluefly, Inc. 2000 Stock Option Plan (the "2000 Plan," and, together with the 1997 Plan, the "Prior Plans"). As of the time that the 2005 Plan was adopted by the Board of Directors, there were an aggregate of 4,311,036 shares of Common Stock available for issuance pursuant to awards under the Prior Plans. In adopting the Plan, the Board of Directors determined that it was not necessary to make additional shares of Common Stock available for issuance pursuant to stock-based awards. Thus, the Plan provided for the issuance of the same number of shares of Common stock that had already been previously authorized by the Board of Directors and the stockholders under the Prior Plans (i.e., 4,311.036 shares plus any shares that later became available as a result of awards canceled under the Prior Plans), and the Board of Directors resolved that no further awards would be granted under the Prior Plans. These shares are issuable under the Plan pursuant to awards granted to officers, key employees, consultants and non-employee directors.

         The Company currently has 65 officers and key employees, and 8 non-employee directors participating in the Plans. As of February 28, 2006, awards with respect to 6,181,723 shares of Common Stock had been granted and remain outstanding under the Plans, and Options to purchase 5,223,603 shares of Common Stock under the Plan had been exercised. This leaves 4,294,676 shares available for future issuance under the Plan, and this number does not include deferred stock units with respect to 4,201,832 and 4,062,692 shares of Common Stock, which have been granted to the Company's Chief Executive Officer and Chief Operating Officer (the "Contingent Grants"), respectively, subject in both cases to approval of the Plan Amendments described below.

PROPOSED AMENDMENTS

         In February 2007, the Board of Directors approved amendments to the Plan, subject to stockholder approval, which would (a) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by an additional 5,000,000 shares, (b) increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan to any participant in any fiscal year from 2,000,000 to 5,000,000. In addition, the Board of Directors approved an amendment to the Plan to replace the formula grant of stock options to non-employee directors currently provided for under the Plan with a formula grant of restricted stock. The following table sets forth the formula grants of stock options currently applicable to non-employee directors of the Company and the formula grants of restricted stock that would replace such stock option grants pursuant to the proposed amendment:

                                                                                 CURRENT FORMULA STOCK       PROPOSED FORMULA
                                                                               OPTION GRANT PROVIDED ON   RESTRICTED STOCK GRANT
                                                                                ANNUAL BASIS (AT FIRST   PROVIDED ON ANNUAL BASIS
                             CURRENT FORMULA STOCK      PROPOSED FORMULA          REGULARLY SCHEDULED       (AT FIRST REGULARLY
                               OPTION GRANT UPON     RESTRICTED STOCK GRANT     BOARD MEETING OF FISCAL   SCHEDULED BOARD MEETING
POSITION                     APPOINTMENT TO BOARD   UPON APPOINTMENT TO BOARD            YEAR)                OF FISCAL YEAR)
---------------------------  ---------------------  -------------------------  ------------------------  ------------------------
Chairman of the Board               25,000                   18,750                     20,000                    15,000
Audit Committee Chairman            20,000                   15,000                     12,500                     9,375
Other Non-Employee Director         15,000                   11,250                     10,000                     7,500

         The Board of Directors recommended that the Plan Amendments be presented to the Company's stockholders for approval. The Board of Directors adopted the Plan Amendments to ensure that the Contingent Grants would become effective and to allow for future grants under the Plan necessary for the Company to remain competitive in its recruiting efforts and for the Company to retain existing executives and other key employees and directors. In determining the appropriate size of the increase of the number of shares issuable under the Plan, the Board of Directors took into account the size of the equity incentive programs of a number of similar companies as well as the Company's future hiring plans. The Board of Directors also took into account the significant increase in the total number of shares of Common Stock outstanding over the last two years.

         If the stockholders fail to approve the Plan Amendments, the Company would likely be severely constrained in its ability to attract and retain executives, other key employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for the Company's success. In addition, because the Contingent Grants represent a significant portion of the compensation of the Company's Chief Executive Officer and Chief Operating Officer, the Company would run the risk of losing these key executive officers as a result of the failure of the Contingent Grants to become effective.

         A copy of the Amended and Restated Plan, to take effect if the Plan Amendments are approved, is attached hereto as Annex E.

         The following is a summary of the material provisions of the Plan.

         Administration; Eligibility; Shares Available for Issuance; Limitations on Issuance. The Plan is administered by the Compensation Committee. The Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, non-employee directors, contractors and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and is permitted by Rule 16B-3 of the Exchange Act and Section 162(m) of the Code.

         Shares granted under the Plan will be made available from unissued Common Stock or from Common Stock held in treasury. The aggregate number of shares of Common Stock currently issuable under the Plan is equal to 4,311,036 shares of Common Stock, plus any shares that became available after February 17, 2005 under the Prior Plans as a result of awards that lapsed or were terminated. The Plan, as currently in effect, also imposes the following limitations on awards issued under the Plan: (i) the maximum number of shares of Common Stock that may be granted as awards granted to any participant in any fiscal year shall not exceed 2,000,000 shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed $2,000,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 2,000,000 shares. The shares of Common Stock subject to the Plan and each limit are subject to adjustment in the event of certain changes of capitalization as set forth in Section 8(a) of the Plan.

         Options. The Plan authorizes the Compensation Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an Incentive Stock Option (an "ISO"). The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Compensation Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards. The Plan also currently provides for formula grants of options to non-employee directors as described below. Each non-employee director receives an option to purchase 15,000 shares of Common Stock (25,000 shares in the case of the Chairman of the Board and 20,000 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual grant of an option to purchase 10,000 shares of Common Stock (20,000 shares in the case of the Chairman of the Board and 12,500 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving an option in connection with his or her appointment at such meeting). The Plan also permits the Committee to substitute an award of equivalent fair market value for any stock option that a non-employee director would otherwise receive pursuant to the formula grants described above. Pursuant to this provision of the Plan, the Committee awarded restricted stock awards in lieu of the formula grants of stock options that would otherwise have been issued at the Company's first regularly scheduled Board meeting of 2007. The restricted stock awards were in the same amount as those proposed pursuant to the Plan Amendments.

          Stock  Appreciation  Rights.  The  Plan  authorizes  the  Compensation
Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of
(a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted, The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

         Deferred Stock Units. The Plan authorizes the Compensation Committee to grant to participants deferred stock units. A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Compensation Committee, to defer receipt of all or a portion of a bonus, or a stock-based award or cash payment made pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Company will establish an account for the participant and will record in such account the number of deferred stock units granted to such participant (which units will be valued initially based upon the then-fair market value of the Common Stock). The Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

         Restricted Stock. The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Compensation Committee may designate at the time of grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions are paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed. Restricted stock will be forfeitable to the Company upon a participant's termination of employment during the applicable restricted period. The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

         Cash Payments. The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

         Dividend Rights. The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards. If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the tandemed award. If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

         Other Stock-Based Awards. To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the
Compensation Committee to be consistent with the purposes of the Plan. The Compensation committee may determine the terms and conditions of such stock-based awards.

         Loans. Subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Plan authorizes the Compensation Committee, on behalf of the Company, to make, guarantee or arrange for a loan or loans to participants with respect to the exercise of any option or other payment in connection with any award, including the payment by a participant of any or all federal, state or local income or other taxes due in connection with any award. The terms and conditions of each loan, including the interest rates, maturity date and whether the loan will be secured or unsecured will be established by the Compensation Committee.

         Terms of Awards. The term of each award will be determined by the Compensation Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years. Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Compensation Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., children, grandchildren or spouse), to truss for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

         Award Agreements. All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify. Award agreements are not required to contain uniform terms or provisions.

         Term of the Plan; Amendment and Adjustment. No awards may be granted under the Plan after February 16, 2015. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee's authority to grant awards under the Plan without the consent of the Company's stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Plan may be considered to be a "nonqualified deferred compensation plan" under newly enacted
Section 409A of the Code. Therefore, it is expected that the Board of Directors will exercise its authority to amend the Plan to comply with forthcoming rules implementing Section 409A of the Code, and those amendments are not likely to require approval by the Company's stockholders.

         As of March 27, 2007, the following individuals and groups had been granted, Awards under the Plans to purchase shares in the amounts indicated (all of which are currently outstanding except as noted below): David Wassong (Chairman of the Board): 50,000 shares; Melissa Payner (Chief Executive Officer and President): 4,778,737 shares, 4,201,832 of which are subject to stockholder approval of the Plan Amendments; Patrick C. Barry (Chief Operating Officer and Chief Financial Officer): 5,408,530 shares, 4,062,692 of which are subject to stockholder approval of the Plan Amendments; Martin Keane (Senior Vice President of E-Commerce): 685,111 shares; Bradford Matson (Chief Marketing Officer):
711,929 shares; Barry Erdos (Chairman of the Audit Committee): 57,500 shares; Michael Gross (non-employee director): 22,500 shares; Ann Jackson (non-employee director): 27,500 shares; Chris McCann (non-employee Director): 42,500 shares; Martin Miller (non-employee director): 48,167 shares; Neal Moszkowski (non-employee Director): 43,750 shares; Alex Rafal (non-employee director):
22,500 shares; all current Named Executive Officers as a group: 11,584,307 shares, of which 8,264,526 are subject to stockholder approval of the Plan Amendments; all current non-employee directors as a group: 314,417 shares; and all employees, including officers other than Named Executive Officers, as a group: 2,547,523 shares. As of March 27, 2007, the market value of the Common Stock underlying outstanding awards under the Plans was approximately $14,301,785 including the 8,264,526 shares subject to stockholder approval, and $6,120,171 excluding the 8,264,526 shares subject to stockholder approval.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Although the Company cannot currently determine the number of shares subject to awards that may be granted in the future to executive officers or non-employee directors, each of the executive officers and non-employee directors of the Company has an interest in the approval of the Plan Amendment in so far as they are likely to be recipients of future stock-based awards. In addition, deferred stock units with respect to 4,201,832 and 4,062,692 shares of Common Stock, which were issued to Ms. Payner and Mr. Barry, respectively, in November 2006, are subject to the stockholder approval of the Plan Amendments.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules or other tax considerations that may be relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments.

         ISOs. A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO.. If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Company generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee. Notwithstanding the above, individuals who are subject to alternative minimum tax mat recognize ordinary income upon exercise of an incentive stock option. In such case, an optionee may be required to pay alternative minimum tax even thought the optionee receives no cash upon exercise of the ISO with which to pay such tax.

         Non-statutory Stock Options. A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

         Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

         Deferred Stock Units. A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. If a deferred stock unit vests prior to delivery of such award, the deferred stock unit will be subject to employment tax, but not federal income tax, on the applicable vesting dates. The participant will recognize compensation income for federal tax purposes equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, income will be subject to income and employment tax withholding at the time the income is subject to federal income tax or employment tax.. The Company will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.

         Restricted Stock. A participant who is granted restricted stock which is "nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

         Cash and Dividend Payments. A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

         Parachute Payments. All or part of an award which becomes payable or which vests by reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. For a participant who is a "disqualified individual" within the meaning of Section 280G of the Code, the value of such accelerated vesting or payment that constitutes an excess parachute payment would be subject to a 20% non-deductible excise tax, and the amount of compensation income subject to such excise tax would not be deductible by the Company.

         Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a Company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Compensation Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.

         The Board of Directors recommends a vote FOR approval of the Plan Amendment.

EQUITY COMPENSATION PLAN INFORMATION (AS OF DECEMBER 31, 2006)

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                      REMAINING
                                                                    AVAILABLE FOR
                                                                   FUTURE ISSUANCE
                                                                    UNDER EQUITY
                             NUMBER OF                           COMPENSATION PLANS
                         SECURITIES TO BE     WEIGHTED-AVERAGE       (EXCLUDING
                            ISSUED UPON      EXERCISE PRICE OF       SECURITIES
                            EXERCISE OF         OUTSTANDING         REFLECTED IN
                        OUTSTANDING AWARDS   OPTIONS, WARRANTS       COLUMN (a))
PLAN CATEGORY                 (a)(1)           AND RIGHTS (b)            (c)
---------------------   ------------------   -----------------   ------------------
Equity compensation
 plans approved by
 security holders            7,441,464           $  1.69             3,469,040

Equity compensation
 plans not approved by
 security holders              434,616           $  1.60                    --

Total                        7,876,080           $  1.68             3,469,040

(1) Excludes 8,264,524 shares which are subject to stockholder approval of the Plan Amendments

         The following is a summary of the material provisions of the Bluefly, Inc. 2000 Plan Stock Option Plan (the "2000 Plan"), the Company's only equity compensation plan that has not been approved by our stockholders.

         Eligibility. Key employees of the Company, who are not officers or directors of the Company and its affiliates, and consultants to the Company are eligible to be granted options.

         Administration of the 2000 Plan. The Option Plan/Compensation Committee administers the 2000 Plan. The Option Plan/Compensation Committee has the full power and authority, subject to the provisions of the 2000 Plan, to designate participants, grant options and determine the terms of all options. The 2000 Plan provides that no participant may be granted options to purchase more than 1,000,000 shares of Common Stock in a fiscal year. The Option Plan/Compensation Committee is required to make adjustments with respect to options granted under the 2000 Plan in order to prevent dilution or expansion of the rights of any holder. The 2000 Plan requires that the Option Plan/Compensation Committee be composed of at least two directors.

         Amendment. The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors, but no amendment without the approval of our stockholders shall be made if stockholder approval would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which we are subject. Neither the amendment, suspension or termination of the 2000 Plan shall, without the consent of the holder of an option under the 2000 Plan, alter or impair any rights or obligations under any option theretofore granted.

         Options Issued Under 2000 Plan. The Option Plan/Compensation Committee determines the term and exercise price of each option under the 2000 Plan and the time or times at which such option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the exercise price may be paid.

         Upon the exercise of an option under the 2000 Plan, the option holder shall pay us the exercise price plus the amount of the required federal and state withholding taxes, if any. The 2000 Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

         The unexercised portion of any option granted to a key employee under the 2000 Plan generally will be terminated (i) 30 days after the date on which the optionee's employment is terminated for any reason other than (a) Cause (as defined in the 2000 Plan), (b) retirement or mental or physical disability, or
(c) death; (ii) immediately upon the termination of the optionee's employment for Cause; (iii) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (iv)
(A) 12 months after the date on which the optionee's employment is terminated by reason of his death or (B) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. The Option Plan/Compensation Committee has in the past, and may in the future, extend the period of time during which an optionee may exercise options following the termination of his or her employment.

         Under the 2000 Plan, an option generally may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option under the 2000 Plan may be exercised only by the optionee or, in certain instances, by the optionee's guardian or legal representative, if any.

                                 PROPOSAL THREE

                 APPROVAL OF THE INCREASE IN AUTHORIZED CAPITAL

         The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to 177,000,000 shares of stock, consisting of 152,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of the Record Date there were 130,858,257 shares of Common Stock issued and outstanding, and an additional 16,813,481 shares of Common Stock reserved for issuance upon conversion of shares of Preferred Stock or upon the exercise of outstanding warrants or equity grants issued under the Plans (of which 8,264,526 are subject to stockholder approval of the Plan Amendments) leaving a balance of 4,328,262 shares of Common Stock authorized and available for issuance.

         Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has unanimously approved, and voted to recommend that the stockholders approve, the Increase in Authorized Capital pursuant to which the number of shares of Common Stock which the Company would be authorized to issue would be increased from 152,000,000 to 200,000,000 shares. If the Charter Amendment is approved by the stockholders at the annual meeting, the Company intends to file an amendment to its certificate of incorporation (substantially in the form attached hereto as Annex C) with the Secretary of State of the State of Delaware as soon as reasonably practicable, and it will become effective upon filing.

         The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

         Although the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of the proposed additional shares of Common Stock, the Board of Directors believes that it will need to do so in the future. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, acquisitions, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

         The Board of Directors recommends a vote FOR approval of the Charter Amendment.

                                  PROPOSAL FOUR

                  APPROVAL OF REVERSE STOCK SPLIT AUTHORIZATION

GENERAL

      The Board of Directors has unanimously adopted a resolution seeking stockholder approval of an amendment to the Certificate of Incorporation to effect the Reverse Stock Split at any ratio within the Approved Range (i.e., 2:1 to 15:1) at any time prior to the date of the Company's 2008 annual meeting of stockholders, with the Board of Directors having the sole discretion to determine whether or not to effect the Reverse Stock Split and, if so, at what ratio within the Approved Range. Notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and may abandon, the Reverse Stock Split without further action by the Company's stockholders. In this proxy statement, we refer to all of the possible reverse stock splits as the "Reverse Stock Splits" and we refer to the Reverse Stock Split that is actually effected, if applicable, as the "Effective Reverse Stock Split."

      A copy of the proposed amendment to the Certificate of Incorporation covered by this Proposal 4, with the ratio of the Reverse Stock Split left blank, is attached to this proxy statement as Annex D. The text of the amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split, including the insertion of the applicable ratio for the Effective Reverse Stock Split, as determined by the Board of Directors.

      If this Proposal is approved by stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split within the Approved Range, at any time between the approval of the proposal and the date of the Company's 2008 annual meeting of stockholders. The purpose of the Reverse Stock Split would be to reduce the number of shares of Common Stock outstanding, to increase the per-share market price of the Common Stock and to better position the Company's capitalization for the future. The Reverse Stock Split ratio selected by the board, if any, will depend upon various factors, including the Company's growth, existing and future marketability, liquidity of the Common Stock and consideration of the purposes, risks, benefits and effects of a Reverse Stock Split described below, including the potential impact of a Reverse Stock Split on the Company's authorized shares available for issuance. In light of the volatility of the Company's stock price, changing conditions in the capital markets, the extended time frame in which the Reverse Stock Split decision may be made and other factors relevant to the timing and extent of the Reverse Stock Split, the Board of Directors believes that stockholder approval of a Reverse Stock Split within the Approved Range of Ratios is in the best interests of the company and its stockholders.

         The Company is not proposing to effect a Reverse Stock Split of its outstanding Preferred Stock. In the event the Reverse Stock Split is implemented, the number of shares of Common Stock issuable upon conversion of each outstanding share of Preferred Stock would be proportionately reduced as described below under the caption "Effect on Bluefly Preferred Stock."

         The Board of Directors reserves the right, even after stockholder approval, to abandon the Reverse Stock Split if it determines that the Reverse Stock Split is not in the best interests of the Company and its stockholders. If the Effective Reverse Stock Split is not implemented before the date of the Company's 2008 annual meeting of stockholders, the amendment will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable.

PURPOSE OF A REVERSE STOCK SPLIT

         The purpose of the Reverse Stock Split would be to reduce the number of shares of Common Stock outstanding, to increase the per-share market price of the Common Stock and to better position the Company's capitalization for the future. The Company's Common Stock is traded on the Nasdaq Capital Market under the symbol "BFLY" and on the Boston Stock Exchange under the symbol "BFL." The Board of Directors believes that a Reverse Stock Split may have the effect of increasing, proportionately, the trading prices of the Common Stock, although there can be no assurance that this will be the case.

         The Reverse Stock Split is not intended as, and is not a part of or first step in, a "going private" transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934.

RISKS AND POTENTIAL BENEFITS OF A REVERSE STOCK SPLIT

         If the Reverse Stock Split Authorization is approved by the stockholders and a Reverse Stock Split is thereafter effected by the Board of Directors, there can be no assurance that the market price of the Common Stock after the Effective Reverse Stock Split will adjust to reflect the ratio of the Effective Reverse Stock Split, or that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price. In addition, it is possible that the liquidity of the common stock will be affected adversely by the reduced number of shares outstanding following the Effective Reverse Stock Split.

         In evaluating whether or not to seek stockholder approval for the Reverse Stock Split Authorization, the Board of Directors took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a Reverse Stock Split.

         The additional shares available for issuance could be used from time to time for corporate purposes and would provide us with flexibility for such actions as raising additional capital, acquiring assets, and sales of Common Stock or securities convertible into Common Stock, although we currently have no plans in place with respect to any such transaction.

         A sustained higher per share price of our common stock, which the Company believes may result from a Reverse Stock Split, could, however, increase the interest of the financial community in the Company and broaden the pool of investors that may consider investing in the Company, potentially increasing the trading volume and liquidity of the Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of the Common Stock remains at a higher per share price as a result of a Reverse Stock Split, some of these concerns may be ameliorated.

         The Board of Directors has determined that it should continue to weigh positive and negative factors prevailing after the annual meeting before deciding whether or not to effect a Reverse Stock Split.

PRINCIPAL EFFECTS OF AN EFFECTIVE REVERSE STOCK SPLIT

         If the Reverse Stock Split Authorization is approved at the annual meeting of stockholders and the Effective Reverse Stock Split is implemented, each issued share of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split, would automatically be converted, as of the effective time of the Effective Reverse Stock Split, into a fraction of a share of Common Stock. The fraction would depend on the ratio approved by the Board of Directors, and, based on the Approved Range, could range from to 1/2 to 1/15.

         Proportional adjustments would be made to the maximum number of shares issuable under, and other terms of, the Plans, as well as to the number of shares issuable under, and the exercise price of, the Company's outstanding stock options, warrants and other equity award agreements. For example, if a ratio of 1:10 were selected by the board the number of shares of Common Stock underlying the Company's outstanding options and warrants would be reduced by a factor of ten and the exercise prices would be increased by a factor of ten. In addition, a proportional adjustment would be made to the applicable conversion price of the outstanding Preferred Stock as described below under the caption "Effect on Bluefly Preferred Stock."

         No fractional shares of Common Stock would be issued in connection with a Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of common stock pursuant to the Effective Reverse Stock Split would receive cash in lieu of the fractional share, as explained more fully below under the heading "Cash Payment in Lieu of Fractional Shares." Because no fractional shares of common stock would be issued in connection with an Effective Reverse Stock Split, holders of Common Stock could be eliminated in the event that a Reverse Stock Split is implemented. As of the Record Date, the Company had few record holders of its Common Stock who held fewer than fifteen shares of Common Stock. Therefore, the Company believes that the Effective Reverse Stock Splits, if adopted, even at a ratio of 15:1 would have no significant effect on the number of record holders of the Common Stock.

         Because any Reverse Stock Split would apply to all issued shares of Common Stock, it would not alter the relative rights and preferences of existing stockholders.

         A Reverse Stock Split would not affect the par value of the Common Stock. As a result, at the effective time of the Effective Reverse Stock Split, the stated capital with respect to the Common Stock on the Company's balance sheet would be reduced to the fraction of its present amount related to the ratio of the Effective Reverse Stock Split, and the additional paid-in capital account would be credited with the amount by which the stated capital account was reduced. A Reverse Stock Split would affect the Company's per share loss and the net book value per share of the Common Stock following the Effective Reverse Stock Split, as there would be fewer shares of Common Stock outstanding.

         If the Reverse Stock Split Authorization is approved at the annual meeting of stockholders and a Reverse Stock Split is effected, some stockholders may consequently own "odd lots" of less than one hundred shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in "round lots" of even multiples of 100 shares. Therefore, those stockholders who own odd lots following a Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

         If a Reverse Stock Split is implemented, proportional adjustments will not be made to the total number of authorized shares of the Company's Common
Stock. Accordingly, if this Proposal 4 is approved and implemented, the Effective Reverse Stock Split will increase the proportion of authorized but unissued shares of the Company's Common Stock relative to its outstanding and reserved common stock. Pursuant to the Effective Reverse Stock Split, the number of outstanding shares of the Common Stock will be reduced by a factor ranging from two to fifteen, as the Board of Directors may determine. However, the number of shares of Common Stock and Preferred Stock authorized by the Certificate of Incorporation would not be reduced. As illustrated by the table below, this could result in a substantial increase in the authorized shares of Common Stock available for issuance. In fact, if this Proposal Four to approve the Reverse Stock Split Authorization and Proposal Three to increase our authorized shares of Common Stock are both approved, and a Reverse Stock Split of 1:15 is effected, our authorized shares of Common Stock available for issuance would increase from the current level of 152,000,000 shares to 200,000,000 shares. At the same time, our Common Stock outstanding or reserved for issuance would be reduced to a total of approximately 9,848,176. This would mean that our authorized stock available for future issuance would represent approximately 103% of our outstanding plus reserved shares of Common Stock.

         The table below illustrates the effect, as of February 28, 2007, of (A) an Effective Reverse Stock Split at certain ratios within the Approved Range, with and without a separate Increase in Authorized Capital pursuant to Proposal Three, and (B) no Effective Reverse Stock Split both before and after filing, if approved and effected, the Increase in Authorized Capital proposed under Proposal Three, on (i) the shares of Common Stock outstanding, (ii) the authorized shares of Common Stock reserved for issuance pursuant to options, deferred stock units, warrants, conversion of the Preferred Stock or other arrangements, and (iii) the shares of Common Stock which are neither outstanding nor reserved for issuance and are therefore available for issuance. The table does not take into account fractional shares.

                                                                                                   AUTHORIZED SHARES OF
                                                                                                       COMMON STOCK
                                                                                                  AVAILABLE FOR ISSUANCE
                                                                                                   AS A % OF SHARES OF
                                                                          AUTHORIZED SHARES OF         COMMON STOCK
                                                     SHARES OF COMMON         COMMON STOCK           OUTSTANDING AND
                              SHARES OF COMMON      STOCK RESERVED FOR   AVAILABLE FOR ISSUANCE   RESERVED FOR ISSUANCE
REVERSE STOCK SPLIT RATIO   STOCK OUTSTANDING (A)      ISSUANCE (B)               (C)                   (C/(A+B))
-------------------------   ---------------------   ------------------   ----------------------   ----------------------
No Reverse Stock Split
 and no Increase in
 Authorized Capital                   130,909,156           16,813,481              152,000,000                      103%

No Reverse Stock Split
 and an Increase in
 Authorized Capital                   130,909,156           16,813,481              200,000,000                      135%

No Increase in Authorized
 Capital and the following
 Reverse Stock Splits:

2:1                                    65,454,578            8,406,741               76,000,000                      103%

5:1                                    26,181,831            3,362,696               30,400,000                      103%

10:1                                   13,090,916            1,681,348               15,200,000                      103%

15:1                                    8,727,277            1,120,899               10,133,333                      103%

Increase in Authorized
 Capital and the following
 Reverse Stock Splits:

2:1                                    65,454,578            8,406,741              100,000,000                      135%

5:1                                    26,181,831            3,362,696               40,000,000                      135%

10:1                                   13,090,916            1,681,348               20,000,000                      135%

15:1                                    8,727,277            1,120,899               13,333,333                      135%

         The Company could also use the additional shares of Common Stock that would become available for issuance if the Reverse Stock Split Authorization is approved to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of management, including any transaction that may be favored by a majority of the Company's stockholders or in which its stockholders might otherwise receive a premium for their shares over then-prevailing market prices or benefit in some other manner. For example, without further shareholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split Authorization proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

         The Company's Common Stock is currently registered under the Securities Exchange Act of 1934, as amended, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

         In the event that the Reverse Stock Split Authorization is approved and the Board of Directors determines to proceed with a Reverse Stock Split, the Company expects that the Company's transfer agent would act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time of an Effective Reverse Stock Split, transmittal forms would be mailed to each record holder of Common Stock. Stockholders would be asked to surrender all certificates evidencing shares of Common Stock owned prior to the Effective Reverse Stock Split in exchange for certificates evidencing the new shares of Common Stock in accordance with the instructions set forth in the letter of transmittal. No new certificates would be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate or certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Any old shares of Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, would automatically be exchanged for new shares of Common Stock. Stockholders who do not have stock certificates for surrender and exchange would have their accounts automatically adjusted in order to reflect the number of shares they were entitled to hold as a consequence of the Effective Reverse Stock Split.

EFFECT ON BLUEFLY PREFERRED STOCK

         The Company is not proposing any stock split of its outstanding Preferred Stock. The number of shares of Common Stock issuable upon conversion of each outstanding share of Preferred Stock would be proportionately reduced to reflect any Reverse Stock Split.

         The following table presents the effect, as of March 28, 2007, of the Effective Reverse Stock Split, at certain selected ratios within the Approved Range, on the conversion price, the conversion ratio (i.e., the number of shares of Common Stock issuable upon exercise of one share of Preferred Stock), and the aggregate number of shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock. The table does not include shares that may be issued as payment of accrued dividends on the Preferred Stock at the time of conversion.

                                                       AGGREGATE
                                                     COMMON SHARES
                           CONVERSION   CONVERSION    ISSUABLE ON
PREFERRED STOCK              PRICE        RATIO       CONVERSION       2:1       5:1       10:1       15:1
------------------------   ----------   ----------   -------------   -------   -------   --------   --------
Series F Preferred Stock    $0.82       696.34         696,341       348,170   139,682     69,341     46,423

BOARD DISCRETION TO IMPLEMENT EFFECTIVE REVERSE STOCK SPLIT

         If the Reverse Stock Split Authorization is approved by the stockholders at the annual meeting of stockholders, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board of
Directors that one of the Reverse Stock Splits, with an exchange ratio determined by the board as described above, is in the best interests of the Company and its stockholders. If any such determination is made, such determination shall be made prior to the date of our 2008 annual meeting of stockholders and will be based upon various factors, including the Company's growth, and existing and expected marketability and liquidity of its Common Stock. The determination will include weighing the positive and negative factors described above under the headings "Purpose of a Reverse Stock Split" and "Principal Effects of an Effective Reverse Stock Split" and prevailing market conditions. Notwithstanding approval of the Reverse Stock Split Authorization by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments prior to the effectiveness of any filing with the office of the Delaware Secretary of State and would therefore not effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

         In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of any Effective Reverse Stock Split, we would pay the holder cash equal to that fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors. If at the effective time of an Effective Reverse Stock Split, the Common Stock is traded on the Nasdaq Capital Market, the fair market value of the Common Stock would be calculated as the average of the high and low trading prices of the Common Stock on the Nasdaq Capital Market board during regular trading hours for the five trading days immediately preceding the effective time of the Effective Reverse Stock Split. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

         Cash received in lieu of fractional shares would be treated as payment in exchange for such shares. The difference between the amount of cash received and basis allocable to such fractional share should be a capital gain or loss (long-term if such fractional share (pre-Reverse Stock Split) has been held for more than one year), as the case may be, provided that such shares are held as a capital asset on the effective date of the Effective Reverse Stock Split.

EFFECTIVE DATE

         If the Reverse Stock Split Authorization is approved at the annual meeting and the Board of Directors elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on the date of filing of the applicable Certificate of Amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. We refer to this time and date as the "Effective Date." Except as explained above with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto would be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board of Directors within the Approved Range.

RELATIONSHIP TO PROPOSAL THREE

         Proposal Three to approve the Increase in Authorized Capital is independent of and unrelated to Proposal Four to approve the Reverse Stock Split Authorization. The approval or rejection of one will not affect the other. However, you are encouraged to consider the merits and impact of these proposals independently and as a whole.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences of a Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held pre-Reverse Stock Split common stock shares and post-Reverse Stock Split common stock shares as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as
(i) a dealer in securities or currencies, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, (iv) a life insurance company, (v) a tax-exempt organization, (vi) a person that owns shares of Common Stock that are a hedge or that are hedged against interest rate risks, (vii) a person that owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (viii) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

         PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

TAX CONSEQUENCES TO COMMON STOCKHOLDERS

         A United States holder, as used herein, is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

         Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to a Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-Reverse Stock Split shares as a result of a Reverse Stock Split will be deemed for federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash. The stockholder's holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

         The receipt of cash instead of a fractional share of our common stock by a United States holder of our common stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder's adjusted federal income tax basis in the fractional share. Gain or loss will generally constitute a capital gain or loss. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where property is held more than one year, and 18% where property is held for more than five years.

TAX CONSEQUENCES TO THE COMPANY

         The Company should not recognize any gain or loss as a result of any Reverse Stock Split.

ACCOUNTING CONSEQUENCES

         The par value per share of the Common Stock would remain unchanged at $0.01 per share after any Reverse Stock Split. As a result, on the effective date of a Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock would be reduced proportionally, based on the ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The net income or loss per share of Common Stock and net book value would be increased because there would be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a Reverse Stock Split.

NO APPRAISAL RIGHTS

         Under  the  Delaware  General  Corporation  Law,  stockholders  are not entitled to appraisal rights with respect to the Reverse Stock Split Authorization, and we will not independently provide our stockholders with any such rights.

         The Board of Directors recommends a vote FOR approval of the Reverse Stock Split Authorization.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as independent registered public accounting firm for the fiscal year ending December 31, 2007. The Company's financial statements for the 2006 fiscal year were examined and reported upon by PwC.

         A representative of PwC will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

         The aggregate fees billed for professional services rendered by PwC for the audit of the Company's consolidated financial statements, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q, for fiscal 2006 and 2005 were approximately $210,000 and $175,400, respectively. In addition, the Company paid PwC approximately $11,000 and $25,000 in 2006 and 2005, respectively, in connection with professional services rendered to the Company in connection with the filing of registration statements on Forms S-3 and S-8. All of the foregoing services rendered by PwC were pre-approved by the Audit Committee.

AUDIT RELATED FEES

         Other than the fees described under the caption "Audit Fees" above, PwC did not bill any fees for services rendered to the Company during fiscal 2006 and 2005 for assurance and related services in connection with the audit or review of the Company consolidated financial statements.

TAX FEES

         PwC did not bill the Company for any professional services rendered to the Company during fiscal 2006 and 2005 for tax compliance, tax advice or tax planning.

OTHER FEES

         PwC did not bill the Company for any other professional services rendered during fiscal 2006 and 2005 other than those described under the caption "Audit Fees."

AUDIT COMMITTEE PRE-APPROVAL POLICIES

         The Company's policy is that, before PwC is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee.

                                 OTHER BUSINESS

         The Board of Directors currently knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         The Company's bylaws provide that a stockholder who intends to present a proposal for stockholder vote at the Company's next annual meeting must give written notice to the Secretary of the Company not less than 90 days prior to the date that is one year from the date of this annual meeting. Accordingly, any such proposal must be received by the Company before February 9, 2008. The notice must contain specified information about the proposed business and the stockholder making the proposal. If a stockholder gives notice of a proposal after the deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting. In addition, in order to include a stockholder proposal in the Company's proxy statement and form of proxy for the next annual meeting, such proposal must be received by the Company at its principal executive offices no later than the close of business on December 11, 2007 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                             By Order of the Board of Directors,

                                             /s/ David Wassong
                                             -----------------------------------
                                             DAVID WASSONG
                                             Interim Chairman of the Board

Dated: April 17, 2007

                                                                         ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                                  BLUEFLY, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Bluefly, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor and review the processes pursuant to which the Company's financial statements are prepared and audited, the fairness of those financial statements and monitor and ensure the adequacy of the Company's systems of internal controls regarding finance, accounting, and legal compliance.

o Appoint and monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication between the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other financial consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company's public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Section 1. Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have it published in a proxy or information statement at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3. Review and discuss with management and with the independent auditors the Company's quarterly earnings releases and reports prior to public distribution.

4. Review any reports or other documents filed with the Securities and Exchange Commission that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

5. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

6.       Review  written  reports  and  significant  findings  prepared  by  the independent auditors, if any, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

7. Receive copies of reports to management prepared by the independent auditors and management's responses to any such reports. Obtain confirmation from the independent auditors that the Company is in compliance with its financial reporting requirements.

8. Review, annually, the procedures, structure, and qualifications of the Company's financial reporting personnel. Discuss with the independent auditors the performance of the financial reporting personnel and any recommendations the independent auditors may have.

9. Review and approve the partners or managers of the independent auditors who were engaged on the Company's audit.

10. To the extent that they have not been reviewed by the Compensation Committee of the Board of Directors or another committee of the Board of Directors composed of independent directors, review related party transactions and transactions involving conflicts of interest with officers and directors, whenever possible in advance of the creation of such transaction or conflict. Cause to be reviewed compensation, expenses, perquisites and related party transactions with officers and directors to verify that they are in accordance with corporate policies and with any agreements or arrangements approved by the Board of Directors.

11. Review and approve the disclosures required by the rules of the Audit Committee to be included in the Form 10-K relating to management's establishment of adequate internal controls and management's assessment of the effectiveness of such controls.

12.      Review  the   independent   auditor's   certification   and  report  on
         management's assessment of internal controls at such time as such certification and report is required.

13. Review disclosures made to the Audit Committee by the Company's chief executive officer and chief financial officer during their certification process for the periodic reports filed with the Commission about any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control function.

14. Review with the independent auditor and management the internal and disclosure control functions required to comply with the rules of the Commission including the responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the personnel responsible for implementing and maintaining the Company's internal controls.

Section 2. Independent Auditors

15. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall review the independence and performance of the independent auditors and the experience and qualifications of the senior members of the independent auditor team. The Audit Committee shall annually appoint the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

16. Approve the audit fees and other significant compensation to be paid to the independent auditors.

17. Approve the retention and related fees of the independent auditors for any significant non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors' independence consistent with applicable standards.

18. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

19. Review the independent auditors' audit plan - discuss scope, staffing, reliance upon management and audit approach.

20. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public
         Accountants: A Statement of Auditing Standards No. 61 including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statements items, including the timing of transactions and the period in which they are recorded.

21. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates the clarity of the Company's financial disclosures and other significant decisions made by management in preparing the financial disclosures.

Section 3. Legal Compliance

22. On at least an annual basis, review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Section 4. Other Audit Committee Responsibilities

23. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

24.      Report Audit  Committee  actions to the Board of Directors on a regular
         basis   including  any   recommendations   the  Audit  Committee  deems
         appropriate.

25.      Perform  any  other  activities   consistent  with  this  Charter,  the
         Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

26. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

27. Review financial and accounting personnel succession planning within the Company.

                                                                         ANNEX B

                                  BLUEFLY, INC.

                    NOMINATING & GOVERNANCE COMMITTEE CHARTER

                          (Adopted as of June 16, 2004)

         The board of directors of Bluefly, Inc. (the "Company") has established the Nominating & Governance Committee of the Board of Directors of the Company (the "Board").

         (a)      Purposes

         The purposes of the Nominating and Governance Committee are:

         o To assist the Board by identifying individuals qualified to become Board members, and setting criteria for, and evaluating, candidates for director nominees, and to recommend to the Board the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies;

         o To recommend to the Board director nominees for each committee of the Board;

         o To advise the Board about appropriate composition of the Board and its committees;

         o    To advise the Board about and  recommend to the Board  appropriate
              corporate   governance  practices  and  to  assist  the  Board  in
              implementing those practices;

         o To lead the Board in its annual review of the performance of the Board and its committees; and

         o To perform such other functions as the Board may assign to the Nominating & Governance Committee from time to time.

         (b)      Composition

         The Nominating & Governance Committee shall consist of at least two members of the Board. The Board shall appoint the members of the Nominating & Governance Committee. The Board may remove or replace any member of the Nominating & Governance Committee at any time. The composition of the Nominating & Governance Committee shall, at all times, be in compliance with all applicable listing standards of The Nasdaq Stock Market, or such other market or exchange on which the Company's securities may be primarily traded at any time in the future.

         (c)      Authority and Responsibilities

         The Nominating & Governance Committee is delegated all the authority of the Board as may be required or advisable to fulfill the purposes of the Nominating & Governance Committee. The Nominating & Governance Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Without limiting the generality of the preceding statements, the Nominating & Governance Committee shall have authority, and is entrusted with the responsibility, to do the following actions:

    1. The Nominating & Governance Committee shall prepare and recommend to the Board for adoption corporate governance guidelines.

    2. The Nominating & Governance Committee shall assess individuals qualified to become directors for recommendation to the Board. The Nominating & Governance Committee's assessment as to the qualifications of director candidates shall include, without limitation, consideration of diversity, skill, specialized expertise, experience, business acumen, understanding of strategy and policy-setting. Depending upon the Company's then-current needs, certain factors may be weighed more or less heavily.

    3. The Nominating & Governance Committee shall establish, review and modify as appropriate policies and procedures for submission of recommendations for director candidates by stockholders to the Nominating & Governance Committee and evaluating nominees for director recommended by stockholders.

    4.   Each year, the Nominating & Governance Committee shall:

         o review the advisability or need for any changes in the number and composition of the Board;
         o review the advisability or need for any changes in the number, charters or titles of committees of the Board;
         o recommend to the Board the composition of each committee of the Board and the individual director to serve as chairperson of each committee;
         o ensure that the chairperson of each committee report to the Board about the committee's annual evaluation of its performance, to be discussed with the full Board following the end of each fiscal year; and
         o review and reassess the adequacy of the corporate governance guidelines of the Company and recommend any proposed changes to the Board for approval.

    5. The Nominating & Governance Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause the Company to pay the fees and expenses of such outside advisors.

         (d)      Procedures

    1. Meetings. The Nominating & Governance Committee shall meet at the call of its chairperson, two or more members of the Nominating and Governance Committee, or the Chairman of the Board. Meetings may, at the discretion of the Nominating & Governing Committee, include members of the Company's management, independent consultants, and such other persons as the Nominating & Governance Committee or its chairperson may determine. The Nominating & Governance Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's bylaws. The Nominating & Governance Committee shall keep a written record of its meetings and actions and shall file a copy of such record of its meetings and actions and shall file a copy of such record in the corporate minutes of the Company.

    2.   Quorum  and  Approval.  A  majority  of  members  of the  Nominating  &
         Governance Committee shall constitute a quorum. The Nominating & Governance Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Nominating & Governance Committee may also act by unanimous written consent in lieu of a meeting.

    3. Rules. The Nominating & Governance Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson and designation of a secretary of the Nominating & Governance Committee, at any meeting thereof.

    4. Reports. The Nominating & Governance Committee shall make regular reports to the Board, directly or through the chairperson.

    5. Review of Charter. Each year the Nominating & Governance Committee shall review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

    6. Performance Review. Each year the Nominating & Governance Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

                                                                         ANNEX C

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BLUEFLY, INC.

         (Pursuant to Section 242 of the General Corporation Law of the
                               State of Delaware)

         BLUEFLY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The Board of Directors of Bluefly, Inc. (hereinafter called the "Corporation"), acting at a meeting on February 23, 2007, adopted resolutions
(a) setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to increase the number of authorized shares of capital stock of the Corporation from 177,000,000 (of which 152,000,000 shares are designated as common stock, par value $0.01 per share (the "Common Stock") and 25,000,000 shares are designated as preferred stock, par value $0.01 per share (the "Preferred Stock")) to 225,000,000 (of which 200,000,000 shares shall be designated as Common Stock and 25,000,000 shares shall be designated as Preferred Stock), (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD:  The Certificate of  Incorporation is hereby amended by deleting
Section 4.1 of the Certificate of Incorporation in its entirety and replacing it with the following:

"4.1 The total number of shares of stock that the Corporation shall have authority to issue is: two hundred twenty-five million (225,000,000) of which two hundred million (200,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock")."

         FOURTH: Holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, acting at the Annual Meeting of Stockholders of the Corporation held on May 17, 2007, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Third Paragraph herein.

         FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 17th day of May, 2007.


BLUEFLY, INC.


By:
       ---------------------
Name:
Title:

                                                                         ANNEX D

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  BLUEFLY, INC.

         (Pursuant to Section 242 of the General Corporation Law of the
                               State of Delaware)

         BLUEFLY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The Board of Directors of Bluefly, Inc. (hereinafter called the "Corporation"), acting at a meeting on February 23, 2007, adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below, (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD:  The Certificate of  Incorporation is hereby amended by deleting
Section 4.1 of the Certificate of Incorporation in its entirety and replacing it with the following:

"4.1 The total number of shares of stock that the Corporation shall have authority to issue is: two hundred twenty-five million (225,000,000) of which two hundred million (200,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock").

Effective at 11:59 p.m., Eastern Standard Time, on _____ __, 200_ (the "Effective Date"), every ____ (__) shares of the Corporation's Common Stock, par value $.01 per share (the "Old Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01, of the Corporation (the "New Common Stock") (and such combination and conversion, the "Reverse Stock Split").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to ____________, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders' stock certificates, our transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above) provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old

Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above."

         FOURTH: Holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, acting at the Annual Meeting of Stockholders of the Corporation held on May 17, 2007, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Third Paragraph herein.

         FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this ___ day of _______, 200_.


BLUEFLY, INC.


By:
       ---------------------
Name:
Title:

                                                                       EXHIBIT E

                              AMENDED AND RESTATED

                                  BLUEFLY, INC.

                            2005 STOCK INCENTIVE PLAN

Section 1.     Purpose of the Plan

         The purpose of the 2005 Stock Incentive Plan (the "Plan") is to further the interests of Bluefly, Inc. (the "Company") and its stockholders by providing long-term performance incentives to those employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2.     Definitions

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Award" means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

         (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

         (c) "Cause" shall have the meaning given such term in any employment agreement between the Participant and the Company or any Subsidiary, but if there is no employment agreement or such term is not defined in the Participant's employment agreement, as defined in the Award Agreement, or in the event such term is not defined in the Award Agreement, then "Cause" shall mean:
(i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company's or any Subsidiary's business; (iii) impairment in the Participant's ability to perform the duties assigned to the Participant due to habitual drunkenness or narcotic drug addiction; (iv) the Participant being charged with a felony (other than charges that are subsequently dismissed or as to which the Participant is found not guilty); (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant's willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant's material breach of his or her duties (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Deferred Stock Unit" means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

         (f) "Director Cause" shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation.

         (g) "Dividend Rights" means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (i) "Fair Market Value" means, with respect to Stock, (i) the closing price per share of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or
(ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and ask prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and ask prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith. With respect to Awards or other property, "Fair Market Value" means the fair market value of such Awards or other property established by the Committee acting in good faith.

         (j) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

         (k) "Non-Employee Director" means a member of the Board of Directors of the Company who is not an employee of the Company.

         (l) "Option" means a right granted to a Participant pursuant to Sections 6(b) or 6(c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) may not be an ISO.

         (m) "Participant" shall have the meaning specified in Section 3 hereof.

         (n) "Performance Goal" means a goal, expressed in terms of profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division, or department.

         (o) "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

         (p) "Prior Plans" means the Bluefly, Inc. 1997 Stock Option Plan and the Bluefly, Inc. 2000 Stock Option Plan.

         (q) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

         (r) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

         (s) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

         (t)   "Stock" means the common stock, $0.01 par value, of the Company.

         (u) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

         (v) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which more than 50% of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Section 3.     ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

         Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

Section 4.     PARTICIPATION IN THE PLAN

         Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

Section 5.     PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 9,311,036 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans on the effective date of this Plan that are subsequently forfeited, canceled or expire unexercised under the Prior Plans.

         (b) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award (or an outstanding award under the Prior Plans) is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award (or an outstanding award under the Prior Plans) to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option (or an outstanding option under the Prior Plans) or if any shares payable with respect to any Award (or an outstanding award under the Prior Plans) are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

         (c) Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the Company: (i) the maximum number of shares of Stock that may be granted as Awards to any Participant in any fiscal year shall not exceed, in the case of any Stock-Based Awards, 5,000,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant in any fiscal year shall not exceed $2,000,000 and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant in any fiscal year shall not exceed Dividend Rights with respect to more than 2,000,000 shares of Stock.

Section 6.     AWARDS

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

         (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

               (i) The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

               (ii) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by "attestation" and through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

               (iii) The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
                        Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

         (c)   Director Equity Grants.

               (i) Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the date of the first regularly scheduled meeting of the Board of Directors following his or her initial election, an automatic grant of 11,250 shares of Restricted Stock; provided that, if such Non-Employee Director has been elected Chairman of the Board, such grant shall be for 18,750 shares of Restricted Stock and if such Non-Employee Director has been elected Chairman of the Audit Committee of the Board of Directors (but not Chairman of the Board of Directors), such grant shall be for 15,000 shares of Restricted Stock. The date on which Restricted Stock is granted under this Section and Section 6(c)(ii) to a specified Non-Employee Director shall constitute the date of grant of such award (the "Date of Grant").

               (ii) Each Non-Employee Director shall also receive an automatic annual grant of 7,500 shares of Restricted Stock on the date of the first regularly scheduled meeting of the Board of Directors of each year (regardless of whether or not he or she is otherwise receiving a grant pursuant to clause (i) above on such date); provided that, if such Non-Employee Director is then serving as Chairman of the Board, such grant shall be for 15,000 shares of Restricted Stock and if such Non-Employee Director is then serving as Chairman of the Audit Committee of the Board of Directors (but not Chairman of the Board of Directors), such grant shall be for 9,375 shares of Restricted Stock. The Restricted Stock granted pursuant to Section 6(c)(i) and this
                        Section 6(c)(ii) shall be referred to herein as "Director Awards."

               (iii) Director Awards shall vest on the first anniversary of the Date of Grant.

               (iv)     If  a  Non-Employee   Director   shall   voluntarily  or
                        involuntarily cease to serve as a director of the Company or if a Non-Employee Director's service shall terminate on account of death or disability, the unvested Director Awards of such Non-Employee Director shall be subject to forfeiture immediately.

               (v) At its discretion, the Committee may issue any other type of Award in lieu of a Director's Awards, provided that the Fair Market Value of such Award (as determined by the Committee in its sole discretion) is equal to the Fair Market Value of the Director's Award that would otherwise be granted pursuant to this Section 6(c).

         (d) Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.

         (e) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

               (i) Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

               (ii) Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

               (iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

               (iv) Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

         (f) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

               (i) A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

               (ii) The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

         (g) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

         (h) Dividend Rights. The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

               (i) Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

               (ii) The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant's Plan account. The dividends credited to a Participant's account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

         (i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d),
(e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Section 7.     ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

               (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

               (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

         (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

         (c) Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

         (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option), SAR or Dividend Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code.

         (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

         (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

         (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

Section 8.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate
Section 422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

         (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9.     GENERAL PROVISIONS

         (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

         The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

         (b) No Right to Award or Employment. Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period. There is no obligation for uniformity of treatment among Participants. Except as set forth in Section 6(e)(iv), no Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

         (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

         (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

         (e)   Securities Law Requirements.

               (i) No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

               (ii) The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         (f)   Termination.   Unless  the  Plan  shall   theretofore  have  been
terminated, the Plan shall terminate on February 16, 2015, and no Options under the Plan shall thereafter be granted.

         (g) Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

         (h) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

         (i) Adoption of the Plan and Effective Date. The Plan shall be adopted by the Board of Directors of the Company and shall be effective as of such date.

[FRONT]

                                  BLUEFLY, INC.
                                      PROXY
                          Annual Meeting, May 17, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints MELISSA PAYNER AND PATRICK C. BARRY as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated on the reverse side, all shares of Voting Stock of Bluefly, Inc. held on record by the undersigned on April 6, 2007 at the Annual Meeting of Stockholders to be held on May 17, 2007, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

                (Continued and to be signed on the reverse side.)

[X] Please mark your
votes as in this
example.

                         VOTE FOR
                   all nominees listed at     VOTE WITHHELD
                 right except as marked to      AUTHORITY                                                      FOR  AGAINST  ABSTAIN
                    the contrary below      from all nominees
1.ELECTION
  OF DIRECTORS              [ ]                   [ ]          Nominees:               2.PROPOSAL TO APPROVE   [ ]    [ ]      [ ]
                                                                David Wassong            PLAN AMENDMENTS
                                                                Melissa Payner-Gregor
                                                                Barry Erdos            3.PROPOSAL TO APPROVE   [ ]    [ ]      [ ]
  FOR, EXCEPT      _____________________                        Michael Gross            INCREASE IN
  VOTE                                                          Ann Jackson              AUTHORIZED CAPITAL
  WITHHELD AS TO   _____________________                        Christopher McCann
  THE FOLLOWING                                                 Martin Miller          4.PROPOSAL TO APPROVE   [ ]    [ ]      [ ]
  NOMINEES (IF     _____________________                        Neal Moszkowski          REVERSE STOCK SPLIT
  ANY):                                                         Alex Rafal               AUTHORIZATION
                   _____________________
                                                                                       5.IN THEIR DISCRETION,  [ ]    [ ]      [ ]
                   _____________________                                                 THE NAMED PROXIES
                                                                                         MAY VOTE ON SUCH
                   _____________________                                                 OTHER BUSINESS AS
                                                                                         MAY PROPERLY COME
                                                                                         BEFORE THE ANNUAL
                                                                                         MEETING, OR ANY
                                                                                         ADJOURNMENTS OR
                                                                                         POSTPONEMENTS
                                                                                         THEREOF.


                                                               The undersigned acknowledges receipt of the accompanying Proxy
                                                               Statement dated April 17, 2007.

                                                               SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL
                                                               MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE.
                                                               THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT
                                                               KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE
                                                               ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

_____________________________________       _____________________________________              DATE_________________________________
SIGNATURE OF STOCKHOLDER                    SIGNATURE IF HELD JOINTLY

NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.
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